CREDIT AGREEMENT

                           dated as of August 31, 2000

                                      among

                         ONKYO ACQUISITION CORPORATION,

                         VARIOUS FINANCIAL INSTITUTIONS

                                       and

                           GMAC BUSINESS CREDIT, LLC,
                                    as Agent


                                TABLE OF CONTENTS


SECTION 1         DEFINITIONS.....................................................................................1
         1.1      Definitions.....................................................................................1
         1.2      Other Interpretive Provisions..................................................................18

SECTION 2         COMMITMENTS OF THE LENDERS; BORROWING, CONVERSION AND LETTER OF CREDIT PROCEDURES..............19
         2.1      Commitments....................................................................................19
                  2.1.1    Revolving Loan Commitment.............................................................19
                  2.1.2    Term Loan Commitment..................................................................19
                  2.1.3    L/C Commitment........................................................................19
         2.2      Loan Procedures................................................................................19
                  2.2.1    Various Types of Loans................................................................19
                  2.2.2    Borrowing Procedures..................................................................20
                  2.2.3    Conversion and Continuation Procedures................................................20
                  2.3      Letter of Credit Procedures...........................................................21
                  2.3.1    L/C Applications......................................................................21
                  2.3.2    Participations in Letters of Credit...................................................21
                  2.3.3    Reimbursement Obligations.............................................................22
                  2.3.4    Limitation on Obligations of Issuing Lender...........................................22
                  2.3.5    Funding by Lenders to Issuing Lender..................................................22
                  2.4      Commitments Several...................................................................23
                  2.5      Certain Conditions....................................................................23

SECTION 3         NOTES EVIDENCING LOANS.........................................................................23
                  3.1      Notes.................................................................................23
                  3.2      Recordkeeping.........................................................................23

SECTION 4         INTEREST.......................................................................................24
                  4.1      Interest Rates........................................................................24
                  4.2      Interest Payment Dates................................................................24
                  4.3      Setting and Notice of LIBOR...........................................................24
                  4.4      Computation of Interest...............................................................24

SECTION 5         FEES...........................................................................................24
                  5.1      Non-Use Fee...........................................................................24
                  5.2      Letter of Credit Fees.................................................................25
                  5.3      Upfront Fees..........................................................................25

SECTION 6         REDUCTION OR TERMINATION OF THE REVOLVING COMMITMENT AMOUNT; PREPAYMENTS.......................26
                  6.1      Reduction or Termination of the Revolving Commitment Amount...........................26
                  6.1.1    Voluntary Reduction or Termination of the Revolving Commitment Amount.................26
                  6.1.2    Mandatory Reductions of Revolving Commitment Amount...................................26
                  6.1.3    All Reductions of the Revolving Commitment Amount.....................................26
                  6.2      Prepayments...........................................................................26
                  6.2.1    Voluntary Prepayments.................................................................26
                  6.2.2    Mandatory Prepayments.................................................................26
                  6.3      All Prepayments.......................................................................27

SECTION 7         MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES................................................28
                  7.1      Making of Payments....................................................................28
                  7.2      Application of Certain Payments.......................................................28
                  7.3      Due Date Extension....................................................................28
                  7.4      Setoff................................................................................28
                  7.5      Proration of Payments.................................................................28
                  7.6      Taxes.................................................................................28

SECTION 8         INCREASED COSTS; SPECIAL PROVISIONS FOR LIBOR LOANS............................................30
                  8.1      Increased Costs.......................................................................30
                  8.2      Basis for Determining Interest Rate Inadequate or Unfair..............................31
                  8.3      Changes in Law Rendering LIBOR Loans Unlawful.........................................31
                  8.4      Funding Losses........................................................................32
                  8.5      Right of Lenders to Fund through Other Offices........................................32
                  8.6      Discretion of Lenders as to Manner of Funding.........................................32
                  8.7      Mitigation of Circumstances; Replacement of Lenders...................................32
                  8.8      Conclusiveness of Statements; Survival of Provisions..................................33

SECTION 9         WARRANTIES.....................................................................................33
                  9.1      Organization..........................................................................33
                  9.2      Authorization; No Conflict............................................................33
                  9.3      Validity and Binding Nature...........................................................34
                  9.4      Financial Condition...................................................................34
                  9.5      No Material Adverse Change............................................................34
                  9.6      Litigation and Contingent Liabilities.................................................34
                  9.7      Ownership of Properties; Liens........................................................34
                  9.8      Subsidiaries..........................................................................34
                  9.9      Pension Plans.........................................................................34
                  9.10     Investment Company Act................................................................35
                  9.11     Public Utility Holding Company Act....................................................35
                  9.12     Regulation U..........................................................................35
                  9.13     Taxes.................................................................................35
                  9.14     Solvency, etc.........................................................................35
                  9.15     Environmental Matters.................................................................36
                  9.16     Onkyo Merger..........................................................................37
                  9.17     Insurance.............................................................................38
                  9.18     Real Property.........................................................................38
                  9.19     Information...........................................................................38
                  9.20     Intellectual Property.................................................................38
                  9.21     Burdensome Obligations................................................................38
                  9.22     Labor Matters.........................................................................38
                  9.23     No Default............................................................................39
                  9.24     Purchase Agreement, etc...............................................................39

SECTION 10        COVENANTS......................................................................................40
         10.1     Reports, Certificates and Other Information....................................................40
                  10.1.1    Annual Report........................................................................40
                  10.1.2    Interim Reports......................................................................40
                  10.1.3    Compliance Certificates..............................................................41
                  10.1.4    Reports to the SEC and to Shareholders...............................................41
                  10.1.5    Notice of Default, Litigation and ERISA Matters......................................41
                  10.1.6    Borrowing Base Certificates..........................................................42
                  10.1.7    Management Reports...................................................................42
                  10.1.8    Projections..........................................................................42
                  10.1.9    Subordinated Debt Notices............................................................42
                  10.1.10   Reserved.............................................................................42
                  10.1.11   Other Information....................................................................42
                  10.2      Books, Records and Inspections.......................................................42
                  10.3      Maintenance of Property; Insurance...................................................43
                  10.4      Compliance with Laws; Payment of Taxes and Liabilities...............................44
                  10.5      Maintenance of Existence, etc........................................................44
                  10.6      Financial Covenants..................................................................44
                  10.6.1    Fixed Charge Coverage Ratio..........................................................44
                  10.6.2    Senior Debt to EBITDA Ratio..........................................................45
                  10.6.3    Total Debt to EBITDA Ratio...........................................................45
                  10.6.4    Capital Expenditures.................................................................45
                  10.7      Limitations on Debt..................................................................45
                  10.8      Liens................................................................................46
                  10.9      Operating Leases.....................................................................47
                  10.10     Restricted Payments..................................................................47
                  10.11     Mergers, Consolidations, Sales.......................................................48
                  10.12     Modification of Organizational Documents.............................................49
                  10.13     Use of Proceeds......................................................................49
                  10.14     Further Assurances...................................................................49
                  10.15     Transactions with Affiliates.........................................................49
                  10.16     Employee Benefit Plans...............................................................50
                  10.17     Environmental Matters................................................................50
                  10.18     Unconditional Purchase Obligations...................................................50
                  10.19     Inconsistent Agreements..............................................................50
                  10.20     Business Activities..................................................................50
                  10.21     Investments..........................................................................50
                  10.22     Restriction of Amendments to Certain Documents.......................................51
                  10.23     Interest Rate Protection.............................................................51
                  10.24     Fiscal Year..........................................................................51
                  10.25     Cancellation of Debt.................................................................51

SECTION 11        EFFECTIVENESS; CONDITIONS OF LENDING, ETC......................................................52
                  11.1     Initial Credit Extension..............................................................52
                  11.1.1    Notes................................................................................53
                  11.1.2    Resolutions..........................................................................53
                  11.1.3    Consents, etc........................................................................53
                  11.1.4    Incumbency and Signature Certificates................................................53
                  11.1.5    Guaranty.............................................................................53
                  11.1.6    Security Agreement...................................................................53
                  11.1.7    Pledge Agreements....................................................................53
                  11.1.8    Real Estate Documents................................................................53
                  11.1.9    Purchase Agreement Assignment........................................................54
                  11.1.10   Subordination/Intercreditor Agreement................................................54
                  11.1.11   Opinions of Counsel..................................................................54
                  11.1.12   Insurance............................................................................54
                  11.1.13   Copies of Documents..................................................................54
                  11.1.14   Payment of Fees......................................................................54
                  11.1.15   Solvency Opinion.....................................................................55
                  11.1.16   Pro Forma............................................................................55
                  11.1.17   Search Results; Lien Terminations....................................................55
                  11.1.18   Filings, Registrations and Recordings................................................55
                  11.1.19   Closing Certificate..................................................................55
                  11.1.20   Borrowing Base Certificate...........................................................55
                  11.1.21   Purchase Certificate, Consents and Permits...........................................55
                  11.1.22   Merger Certificate, Consents and Permits.............................................56
                  11.1.23   Merger Related Documents of Assignment and Assumption................................56
                  11.1.24   Collateral Assignment................................................................56
                  11.1.25   Other................................................................................56
                  11.2      Conditions...........................................................................56
                  11.2.1    Compliance with Warranties, No Default, etc..........................................56
                  11.2.2    Confirmatory Certificate.............................................................57

SECTION 12        EVENTS OF DEFAULT AND THEIR EFFECT.............................................................57
                  12.1      Events of Default....................................................................57
                  12.1.1    Non-Payment of the Loans, etc........................................................57
                  12.1.2    Non-Payment of Other Debt............................................................57
                  12.1.3    Other Material Obligations...........................................................57
                  12.1.4    Bankruptcy, Insolvency, etc..........................................................57
                  12.1.5    Non-Compliance with Loan Documents...................................................58
                  12.1.6    Warranties...........................................................................58
                  12.1.7    Pension Plans........................................................................58
                  12.1.8    Judgments............................................................................58
                  12.1.9    Invalidity of Guaranty, etc..........................................................58
                  12.1.10   Invalidity of Collateral Documents, etc..............................................59
                  12.1.11   Invalidity of Subordination Provisions, etc..........................................59
                  12.1.12   Change of Control....................................................................59
                  12.1.13   Material Adverse Effect..............................................................59
                  12.2      Effect of Event of Default...........................................................59

SECTION 13        THE AGENT......................................................................................60
                  13.1     Appointment and Authorization.........................................................60
                  13.2     Delegation of Duties..................................................................60
                  13.3     Liability of Agent....................................................................60
                  13.4     Reliance by Agent.....................................................................61
                  13.5     Notice of Default.....................................................................61
                  13.6     Credit Decision.......................................................................61
                  13.7     Indemnification.......................................................................62
                  13.8     Agent in Individual Capacity..........................................................62
                  13.9     Successor Agent.......................................................................62
                  13.10    Collateral Matters....................................................................63

SECTION 14        GENERAL........................................................................................63
                  14.1     Waiver; Amendments....................................................................63
                  14.2     Confirmations.........................................................................63
                  14.3     Notices...............................................................................64
                  14.4     Computations..........................................................................64
                  14.5     Regulation U..........................................................................64
                  14.6     Costs, Expenses and Taxes.............................................................64
                  14.7     Subsidiary References.................................................................65
                  14.8     Captions..............................................................................65
                  14.9     Assignments; Participations...........................................................65
                  14.9.1   Assignments...........................................................................65
                  14.9.2   Participations........................................................................66
                  14.10    Governing Law.........................................................................67
                  14.11    Counterparts..........................................................................67
                  14.12    Successors and Assigns................................................................67
                  14.13    Indemnification by the Company........................................................67
                  14.14    Nonliability of Lenders...............................................................68
                  14.15    Forum Selection and Consent to Jurisdiction...........................................68
                  14.16    WAIVER OF JURY TRIAL..................................................................69

SCHEDULES

Pricing Schedule

SCHEDULE 2.1                   Lenders and Pro Rata Shares
SCHEDULE 3.1                   Term Loan Installments
SCHEDULE 9.6                   Litigation and Contingent Liabilities
SCHEDULE 9.8                   Subsidiaries
SCHEDULE 9.15                  Environmental Matters
SCHEDULE 9.17                  Insurance
SCHEDULE 9.18                  Real Property
SCHEDULE 9.22                  Labor Matters
SCHEDULE 10.7                  Existing Debt
SCHEDULE 10.8                  Existing Liens
SCHEDULE 11.1                  Debt to be Repaid
SCHEDULE 14.3                  Addresses for Notices

                                    EXHIBITS

EXHIBIT A-1                    Form of Revolving Note (Section 3.1)
EXHIBIT A-2                    Form of Term Loan A Note (Section 3.1)
EXHIBIT A-3                    Form of Term Loan B Note (Section 3.1)
EXHIBIT B                      Form of Compliance Certificate (Section 10.1.3)
EXHIBIT C                      Form of Borrowing Base Certificate (Section 1.1)
EXHIBIT D                      Form of Assignment Agreement (Section 14.9.1)

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT dated as of August 31, 2000 (this "Agreement") is entered into among ONKYO ACQUISITION CORPORATION, an Indiana corporation (the "Company"), the financial institutions that are or may from time to time become parties hereto (together with their respective successors and assigns, the "Lenders") and GMAC BUSINESS CREDIT, LLC, a Delaware limited liability company (in its individual capacity, "GMACBC"), as agent for the Lenders.

         WHEREAS, the Lenders have agreed to make available to the Company term loans and a revolving credit facility (which includes letters of credit) upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

SECTION 1.    DEFINITIONS.

1.1 Definitions. When used herein the following terms shall have the following meanings:

         Account Debtor means any Person who is obligated to the Company or any Subsidiary under an Account Receivable.

         Account Receivable means, with respect to any Person, any right of such person to payment for goods sold or leased or for services rendered, whether or not evidenced by an instrument or chattel paper and whether or not yet earned by performance.

         Acquisition means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary).

         Affected Loan - see Section 8.3.

         Affiliate of any Person means (i) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and (ii) any officer or director of such Person. A Person shall be deemed to be "controlled by" any other Person if such Person possesses, directly or indirectly, power to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         Agent means GMACBC, in its capacity as agent for the Lenders hereunder and any successor thereto in such capacity.

         Agreement - see the Preamble.

         Asset Sale means the sale, lease, assignment or other transfer for value (each a "Disposition") by the Company or any Subsidiary to any Person (other than the Company or any Subsidiary) of any asset or right of the company or such Subsidiary other than (a) the Disposition of any asset which is to be replaced, and is in fact replaced, within 30 days with another asset performing the same or a similar function, and (b) the sale or lease of inventory in the ordinary course of business.

         Assignment Agreement - see Section 14.9.1.

         Assignment of Rents and Leases means that certain Assignment of Rents and Leases of even date herewith between the Company and Agent for the Mortgaged Property, as the same may be amended, restated and modified from time to time.

         Attorney Costs means, with respect to any Person, all reasonable fees and charges of any counsel to such Person, the reasonable allocable cost of internal legal services of such Person, all reasonable disbursements of such internal counsel and all court costs and similar legal expenses.

         Availability shall mean at any time the amount by which: (a) the lesser of (i) the Revolving Credit Commitment and (ii) the Borrowing Base, exceeds (b) the aggregate amount of all Loans and Letters of Credit outstanding at any time.

         Base Rate means at any time the greater of (a) the Federal Funds Rate plus 0.5% and (b) the Prime Rate.

         Base Rate Loan means any Loan which bears interest at or by reference to the Base Rate.

         Base Rate Margin - see the Pricing Schedule.

         Borrowing Base means an amount equal to the total of (a) 85% of the unpaid amount, net of such reserves and allowances as the Agent deems necessary in its reasonable discretion, of all Eligible Accounts Receivable plus (b) the lesser of (i) 60% of all Eligible Inventory and (ii) $7,500,000, in any case net of such reserves and allowances as the Agent deems necessary in its reasonable discretion.

         Borrowing Base Certificate means a certificate substantially in the form of Exhibit C.

         Business Day means, (i) except as expressly provided in clause (ii), any day which is not a Saturday, Sunday or a day on which banks in the State of Illinois are authorized or obligated by law, executive order or governmental decree to be closed, and (ii) with respect to the selection, funding, interest rate, payment, and interest period of any LIBOR Loan, any day which is a Business Day, as described above, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement in London, England.

         Capital Expenditures means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Company, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

         Capital Lease means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

         Cash Collateralize means to deliver cash collateral to the Agent, to be held as cash collateral for outstanding Letters of Credit, pursuant to documentation satisfactory to the Agent. Derivatives of such term have corresponding meanings.

         Cash Equivalent Investment means, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Lender or its holding company) rated at least A-l by Standard & Poor's Ratings Group or P-l by Moody's Investors Service, Inc., (c) any certificate of deposit (or time deposits represented by such certificates of deposit) or bankers acceptance, maturing not more than one year after such time, or overnight Federal Funds transactions that are issued or sold by any Lender or its holding company or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000 and (d) any repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in clause (c)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder.



CERCLA - see Section 9.15.

         Closing Date - see Section 11.1.

         Code means the Internal Revenue Code of 1986.

         Collateral Access Agreement means an agreement in form and substance reasonably satisfactory to the Agent pursuant to which a mortgagee or lessor of real property on which collateral is stored or otherwise located, or a warehouseman, processor or other bailee of Inventory, acknowledges the Liens of the Agent and waives any Liens held by such Person on such property, and, in the case of any such agreement with a mortgagee or lessor, permits the Agent access to and use of such real property for a reasonable amount of time following the occurrence and during the continuance of an Event of Default to assemble, complete and sell any collateral stored or otherwise located thereon.

         Collateral Assignment means that certain Collateral Assignment of Note of even date herewith made by the Company in favor of Agent, for the benefit of the Lenders, with respect to the Promissory Note dated of even date herewith made by GTI in favor of the Company in the original principal amount of $13,000,000.

         Collateral Documents means the Notes, each Security Agreement, the Purchase Agreement Assignment, the Mortgage, the Assignment of Rents and Leases, the Environmental Agreement, each Intellectual Property Security Agreement, each Pledge Agreement, the Collateral Assignment and any other agreement or instrument pursuant to which the Company, any Subsidiary or any other Person grants collateral to the Agent for the benefit of the Lenders.

         Commitment means, as to any Lender, such Lender's commitment to make Loans, and to issue or participate in Letters of Credit, under this Agreement. The initial amount of each Lender's Pro Rata Share of the Revolving Commitment Amount and of the aggregate amount of the Term Loans is set forth on Schedule 2.1.

         Company - see the Preamble. It is understood and agreed that upon consummation of the merger transaction contemplated by the Onkyo Merger Agreement, Onkyo America, Inc., an Indiana corporation, as the surviving entity of the merger of Onkyo America, Inc. and the Company, shall be a Loan Party hereunder as successor to the Company, and all references to the Company shall thereafter be deemed to refer to and include Onkyo America, Inc.

         Computation Period means each period of twelve (12) calendar months ending on the last day of a calendar month. For the purpose of making such computations required in Section 10.6 hereof, all payments of principal and interest due Agent hereunder on the first day of any calendar month shall be deemed made on the last day of the preceding calendar month.

         Consolidated Net Income means, with respect to the Company and its Subsidiaries for any period, the net income (or loss) of the Company and its Subsidiaries for such period, excluding any gains from Asset Sales, any extraordinary gains and any gains from discontinued operations.

         Coverage Ratio Computation  Period means each of the following periods:
(i) the period of one calendar month ending September 30, 2000; (ii) the period of two consecutive calendar months ending October 31, 2000; (iii) the period of three consecutive calendar months ending November 30, 2000; (iv) the period of four consecutive calendar months ending December 31, 2000; (v) the period of five consecutive calendar months ending January 31, 2001; (vi) the period of six consecutive calendar months ending February 28, 2001; (vii) the period of seven consecutive calendar months ending March 31, 2001; (viii) the period of eight consecutive calendar months ending April 30, 2001; (ix) the period of nine consecutive calendar months ending May 31, 2001; (x) the period of ten consecutive calendar months ending June 30, 2001; (xi) the period of eleven consecutive calendar months ending July 31, 2001; (xii) the period of twelve consecutive calendar months ending August 31, 2001; and (xiii) each period of twelve consecutive calendar months ending on the last day of a calendar month thereafter. For the purpose of making such computations required in Section 10.6 hereof, all payments of principal and interest due Agent hereunder on the first day of any calendar month shall be deemed made on the last day of the preceding calendar month.

         Controlled Group means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code or
Section 4001 of ERISA.

         Debt of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person, (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and Lender's acceptances issued for the account of such Person (including the Letters of Credit), (f) all Hedging Obligations of such Person, (g) all Suretyship Liabilities of such Person and (h) all Debt of any partnership of which such Person is a general partner.

         Debt to be Repaid means Debt listed on Schedule 11.1.

         Designated Proceeds - see Section 6.2.2(a).

         Disposal - see the definition of "Release".

         Dollar and the sign "$" mean lawful money of the United States of America.

         EBITDA means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income, Interest Expense, income tax expense, depreciation, amortization, and any management fees or dividends on common stock paid by the Company to GTI for such period.

         Eligible Account Receivable means an Account Receivable owing to the Company which meets each of the following requirements:

it arises from the sale of goods or the rendering of services by the Company; and if it arises from the sale of goods, (i) such goods comply with such Account Debtor's specifications (if any) and have been delivered to such Account Debtor and (ii) the Company has possession of, or if requested by the Agent has delivered to the Agent, delivery receipts evidencing such delivery;

it (a) is subject to a perfected Lien in favor of the Agent and (b) is not subject to any other assignment, claim or Lien except Permitted Liens;

it is a valid, legally enforceable and unconditional obligation of the Account Debtor with respect thereto, and is not subject to any counterclaim, credit, allowance, discount, rebate or adjustment by the Account Debtor with respect thereto, or to any claim by such Account Debtor denying liability thereunder in whole or in part;

there is no Bankruptcy, insolvency or liquidation proceeding by or against the Account Debtor with respect thereto;

the Account Debtor with respect thereto is a resident or citizen of, and is located within, the United States, unless the sale of goods or services giving rise to such Account Receivable is on letter of credit, Lender's acceptance or other credit support terms reasonably satisfactory to the Agent;

it is not an Account Receivable arising from a "sale on approval," "sale or return," "consignment" or "bill and hold" or subject to any other repurchase or return agreement;

it is not an Account Receivable with respect to which possession and/or control of the goods sold giving rise thereto is held, maintained or retained by the Company (or by any agent or custodian of the Company) for the account of or subject to further and/or future direction from the Account Debtor with respect thereto;

it arises in the ordinary course of business of the Company;

if the Account Debtor is the United States or any department, agency or instrumentality thereof, the Company has assigned its right to payment of such Account Receivable to the Agent pursuant to the Assignment of Claims Act of 1940;

if the Company maintains a credit limit for an Account Debtor, the aggregate dollar amount of Accounts Receivable due from such Account Debtor, including such Account Receivable, does not exceed such credit limit;

if the Account Receivable is evidenced by chattel paper or an instrument, the originals of such chattel paper or instrument shall have been endorsed and/or assigned and delivered to the Agent in a manner satisfactory to the Agent;

such Account Receivable is not more than (a) 60 days past the due date thereof or (b) 90 days past the original invoice date thereof, in each case according to the original terms of sale;

it is not an Account Receivable with respect to an Account Debtor that is located in any jurisdiction which has adopted a statute or other requirement with respect to which any Person that obtains business from within such jurisdiction must file a notice of business activities report or make any other required filings in a timely manner in order to enforce its claims in such jurisdiction's courts ("Enforcement Restriction") unless such notice of business activities report has been duly and timely filed or the Company is exempt from filing such report and has provided the Agent with satisfactory evidence of such exemption; provided, however, for the purpose of clarification, the excluded Accounts Receivable with respect to an Account Debtor referenced in this subparagraph (xiii) shall only include the applicable Accounts Receivable of such Account Debtor which are subject to the Enforcement Restriction;

the Account Debtor with respect thereto is not an Affiliate of the Company;

it is not owed by an Account Debtor with respect to which 25% or more of the aggregate amount of outstanding Accounts Receivable owed at such time by such Account Debtor is classified as ineligible under clause (xii) of this definition; and

if the aggregate amount of all Accounts Receivable owed by the Account Debtor thereon exceeds 25% of the aggregate amount of all Accounts Receivable at such time, then all Accounts Receivable owed by such Account Debtor in excess of such amount shall be deemed ineligible; provided, however, such "25%" shall not apply with respect to Accounts Receivable owed by Delphi Delco Electronics Corporation.

An Account Receivable which is at any time an Eligible Account Receivable, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account Receivable. Further, with respect to any Account Receivable, if the Agent or the Required Lenders at any time hereafter determine in their discretion that the prospect of payment or performance by the Account Debtor with respect thereto is materially impaired for any reason whatsoever, such Account Receivable shall cease to be an Eligible Account Receivable after notice of such determination is given to the Company.

         Eligible Inventory means Inventory of the Company which meets each of the following requirements:

it (a) is subject to a perfected Lien in favor of the Agent and (b) is not subject to any other assignment, claim or Lien (except Permitted Liens);

it is salable (including raw materials that are salable);

it is in the possession and control of the Company and it is stored and held in facilities owned by the Company or, if such facilities are not so owned, the Agent is in possession of a Collateral Access Agreement with respect thereto;

it is not Inventory produced in violation of the Fair Labor Standards Act and subject to the "hot goods" provisions contained in Title 29 U.S.C.ss.215;

it is not subject to any agreement which would restrict the Agent's ability to sell or otherwise dispose of such Inventory;

it is located in the United States or in any territory or possession of the United States that has adopted Article 9 of the Uniform Commercial Code;

it is not (i) "in transit" to the Company or if it is "in transit" to the Company then only to the extent it is insured to the satisfaction of the Agent, or (ii) held on consignment on behalf of the Company except to the extent Agent has received a bailee/warehouse waiver letter (or substantially similar document), in form and substance acceptable to Agent, with respect to such Inventory; and

the Agent shall not have determined in its reasonable discretion that it is unacceptable due to age, type, category, quality, and quantity.

Inventory which is at any time Eligible Inventory but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory.

         Environmental  Claims  means  all  claims,  however  asserted,  by  any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

         Environmental Indemnity Agreement means that certain Environmental Indemnity Agreement between the Company and Agent of even date herewith, as the same may be amended, restated and modified from time to time.

         Environmental Laws means all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to Environmental Matters.

         Environmental Matters means any matter arising out of or relating to health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, release, control or cleanup of any Hazardous Substance.

         ERISA means the Employee Retirement Income Security Act of 1974.

         Eurocurrency Reserve Percentage means, with respect to any LIBOR Loan for any Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentage in effect on each day of such Interest Period, as prescribed by the FRB, for determining the aggregate maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other then applicable regulation of the FRB which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D.

         Event of Default means any of the events described in Section 12.1.

         Excess Cash Flow means, for any period, the remainder of EBITDA for such period,

        less

the sum, without duplication, of scheduled repayments of principal of Term Loans made during such period,

         plus

voluntary prepayments of the Term Loans pursuant to Section 6.2.1 during such period,

         plus

cash payments made in such period with respect to Capital Expenditures,

         plus

all federal, state, local and foreign income taxes paid in cash by the Company and its Subsidiaries during such period,

         plus

cash Interest Expense of the Company and its Subsidiaries during such period,

         plus

any management fees paid by the Company,

         plus

any dividends or distributions paid by the Company.

         Federal Funds Rate means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 A.M. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

         Fiscal Quarter means a fiscal quarter of a Fiscal Year.

         Fiscal Year means the fiscal year of the Company and its Subsidiaries, which period shall be the 12-month period ending on Company's Fiscal Year End of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 1998") refer to the Fiscal Year ending on Company's Fiscal Year End of such calendar year.

         Fixed Charge Coverage Ratio means, for any Computation Period, the ratio of (a) the total for such period of EBITDA minus all Capital Expenditures to (b) the sum for such period of (i) cash Interest Expense, plus (ii) required payments of principal of Funded Debt (including the Term Loans but excluding the Revolving Loans), plus (iii) all income taxes paid by the Company and its Subsidiaries, plus (iv) any management fees paid by the Company, plus (v) any dividends or distributions paid by the Company.

         FRB means the Board of Governors of the Federal Reserve System or any successor thereto.

         Funded Debt means, as to any Person, all Debt of such Person that matures more than one year from the date of its creation (or is renewable or extendible, at the option of such Person, to a date more than one year from such date).

         GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

         GMACBC - see the Preamble.

         Group - see Section 2.2.1.

         GTI   means Global Technovations, Inc., a Delaware corporation and the parent corporation of the Company.

         Guarantors means, collectively, GTI and Specialty.

         Guaranty means a guaranty in form and substance acceptable to Agent.

         Hazardous Substances - see Section 9.15.

         Hedging Agreement means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

         Hedging Obligation means, with respect to any Person, any liability of such Person under any Hedging Agreement.

         Intellectual Property Security Agreements means the Trademark and License Security Agreement and the Patent and License Security Agreement, each of even date herewith between the Company and Agent and the Company and Specialty, respectively, in each case in form and substance satisfactory to the Agent.

         Interest Coverage Ratio means, for any Computation Period, the ratio of
(a) EBITDA for such Computation Period to (b) cash Interest Expense for such Computation Period.

         Interest Expense means for any period the consolidated interest expense of the Company and its Subsidiaries for such period (including all imputed interest on Capital Leases).

         Interest Period means, as to any LIBOR Loan, the period commencing on the date such Loan is borrowed or continued as, or converted into, a LIBOR Loan and ending on the date one, two, three or six months thereafter as selected by the Company pursuant to Section 2.2.2 or 2.2.3, as the case may be; provided that:

if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

the Company may not select any Interest Period for a Revolving Loan which would extend beyond the scheduled Termination Date; and

the Company may not select any Interest Period for a Term Loan if, after giving effect to such selection, the aggregate principal amount of all Term Loans having Interest Periods ending after any date on which an installment of the Term Loans is scheduled to be repaid would exceed the aggregate principal amount of the Term Loans scheduled to be outstanding after giving effect to such repayment.

         Inventory has the meaning assigned to such term in the Uniform Commercial Code as in effect in the State of Illinois on the date hereof.

         Investment means, relative to any Person, any investment in another Person, whether by acquisition of any debt or equity security, by making any loan or advance or by becoming obligated with respect to a Suretyship Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business).

         Issuing Lender means a banking institution which may be appointed in connection with the issuance of Letters of Credit hereunder, in its capacity as the issuer of such Letters of Credit and its successors and assigns in such capacity.

         L/C Application means, with respect to any request for the issuance of a Letter of Credit, a letter of credit application in the form being used by the Issuing Lender at the time of such request for the type of letter of credit requested.

         LC Fee Rate - see the Pricing Schedule.

         Lender - see the Preamble.

         Letter of Credit - see Section 2.1.3.

         LIBOR means, with respect to any LIBOR Loan for any Interest Period, a rate per annum equal to the offered rate for deposits in Dollars for a period equal or comparable to such Interest Period which appears on Telerate page 3750 as of 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period. "Telerate Page 3750 " means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for Dollar deposits).

         LIBOR Loan means any Loan which bears interest at a rate determined by reference to LIBOR (Reserve Adjusted).

         LIBOR Margin - see the Pricing Schedule.

         LIBOR Office means with respect to any Lender the office or offices of such Lender which shall be making or maintaining the LIBOR Loans of such Lender hereunder. A LIBOR Office of any Lender may be, at the option of such Lender, either a domestic or foreign office.

         LIBOR (Reserve Adjusted) means, with respect to any LIBOR Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) determined pursuant to the following formula:

                           LIBOR    =                LIBOR
                           (Reserve Adjusted)           1-Eurocurrency
                                                        Reserve Percentage.

         Lien means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

         Loan Documents means this Agreement, the Notes, the Guaranty, the L/C Applications and the Collateral Documents.

         Loan Party means the Company and each Subsidiary of the Company, if any.

         Loans means Revolving Loans and Term Loans.

         Loan Year means each consecutive one (1) year period commencing on the Closing Date and each anniversary of the Closing Date.

         Mandatory Prepayment Event - see Section 6.2.2(a).

         Margin Stock means any "margin stock" as defined in Regulation U.

         Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business, properties or prospects of the Company and its Subsidiaries taken as a whole, (b) a material impairment of the ability of the Company or any Subsidiary to perform any of its obligations under any Loan Document or (c) a material adverse effect upon any substantial portion of the collateral under the
Collateral Documents or upon the legality, validity, binding effect or enforceability against the Company or any Subsidiary of any Loan Document.

         Mennen means The George S. Mennen Trust FBO John Henry Mennen or its Assigns u/a dated November 25, 1970.

         Mortgage means a mortgage, deed of trust, leasehold mortgage or similar instrument granting the Agent a Lien on real property of the Company or any Subsidiary.

         Mortgaged Property means that parcel of real estate located at 3030 Barker Drive, Columbus, Indiana 47101, in which the Company has granted a first priority interest to Agent pursuant to the Mortgage.

         Multiemployer  Pension Plan means a  multiemployer  plan, as defined in
Section 4001(a)(3) of ERISA, to which the Company or any member of the Controlled Group may have any liability.

         Net Cash Proceeds means:

with respect to any Asset Sale the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by the Company or any Subsidiary pursuant to such Asset Sale net of (i) the direct costs relating to such sale, transfer or other disposition (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by the Company to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (iii) amounts required to be applied to the repayment of any Debt secured by a Lien on the asset subject to such Asset Sale (other than the Loans); and

with respect to any issuance of equity securities, the aggregate cash proceeds received by the Company or any Subsidiary pursuant to such issuance, net of the direct costs relating to such issuance (including sales and underwriter's commission; and

with respect to any issuance of Debt, the aggregate cash proceeds received by the Company or any subsidiary pursuant to such issuance, net of the direct costs of such issuance (including up-front fees and placement fees).

         Non-Use Fee Rate - see the Pricing Schedule.

         Note or Notes - see Section 3.1.

         Onkyo America means Onkyo America, Inc., an Indiana corporation, prior to giving effect to the merger contemplated by the Onyko Merger Agreement.

         Onkyo Corporation Debt shall mean (i) principal and interest payments due from time to time from Onkyo America to Onkyo Corporation, a Japanese corporation ("Onkyo Corporation"), pursuant to Section 17.01 of the Purchase Agreement in the principal amount of One Million Dollars ($1,000,000), plus interest, representing repayment of a loan from Onkyo Corporation, and (ii) certain other payments pursuant to Section 17.01 of the Purchase Agreement due from time to time from Onkyo America to Onkyo Corporation on account of outstanding inter-company accounts payable without interest including, but not limited to, royalties until the Closing Date (as defined in the Purchase Agreement) in the aggregate amount not to exceed $3,600,000, payable on May 31, 2001.

         Onkyo Merger - See Section 9.16.

         Onkyo Merger Agreement means that certain Agreement and Plan of Merger of even date herewith by and between the Company and Onkyo America, providing for the merger of the Company with and into Onkyo America with Onkyo America, Inc. emerging as the surviving corporation as contemplated therein.

         Operating Lease means any lease of (or other agreement conveying the right to use) any real or personal property by the Company or any Subsidiary, as lessee, other than any Capital Lease.

         PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         Pension Plan means a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Pension Plan), and to which the Company or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

         Permitted Liens.  See Section 10.8.

         Person means any natural person, corporation, partnership, trust, limited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

         Pledge Agreement means a pledge agreement in form and substance acceptable to Agent.

         Preferred Stock means the preferred stock, $1.00 par value per share, of the Company having a liquidation value of $10,000 per share. All 100 shares of Preferred Stock are held by GTI, and no other shares of Preferred Stock are issued and outstanding.

         Pro Rata Share means, with respect to any Lender, the percentage specified opposite such Lender's name on Schedule 2.1 hereto, as adjusted from time to time in accordance with the terms hereof.

         Prime Rate means the variable rate of interest per annum equal to the highest of the "prime rate", "reference rate", "base rate", or other similar rate published from time to time by The Wall Street Journal, Central Edition, or its successors, with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by any financial institution. Any change in such published Prime Rate shall take effect at the opening of business on the day such change was first published as set forth in the preceding sentence.

         Purchase means the purchase of 100% of the outstanding shares of common stock of the Company by GTI pursuant to the Purchase Agreement.

         Purchase Agreement means that certain Share Purchase Agreement dated as of June 29, 2000 by and among Sellers, GTI and Onkyo America, as amended by that certain letter agreement dated August 3, 2000.

         Purchase Agreement Assignment means that certain Purchase Agreement Assignment of even date herewith with respect to the Purchase Agreement.

         RCRA - see Section 9.15.

         Regulation D means Regulation D of the FRB.

         Regulation U means Regulation U of the FRB.

         Release has the meaning specified in CERCLA and the term "Disposal" (or "Disposed") has the meaning specified in RCRA; provided that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment; and provided, further, that to the extent that the laws of a state wherein any affected property lies establish a meaning for "Release" or "Disposal" which is broader than is specified in either CERCLA or RCRA, such broader meaning shall apply.

         Required Lenders means Lenders having Pro Rata Shares aggregating 51 % or more.

         Residential Real Estate means that certain parcel of residential real estate commonly known as 554 Kinney Lane, Columbus, Indiana 47201.

         Revolving Commitment Amount means $20,000,000, as reduced from time to time pursuant to Section 6.1.

         Revolving Loan - see Section 2.1.1.

         Revolving Outstandings means, at any time, the sum of (a) the aggregate principal amount of all outstanding Revolving Loans, plus (b) the Stated Amount of all Letters of Credit.

         SEC  means  the  Securities  and  Exchange   Commission  or  any  other
governmental authority succeeding to any of the principal functions thereof.

         Security Agreement means a security agreement in form and substance acceptable to Agent.

         Sellers means,  collectively,  Onkyo Europe  Electronics GMBH, a German
corporation,   Onkyo  Malaysia  SDN.BHD,  a  Malaysian  corporation,  and  Onkyo
Corporation, a Japanese corporation.

         Senior Debt means all Debt of the Company and its Subsidiaries other than Subordinated Debt.

         Senior Debt to EBITDA Ratio means, as of the last day of any calendar month, the ratio of (i) Senior Debt as of such day to (ii) EBITDA for the Computation Period ending on such day.

         Specialty means Onkyo America Specialty Products, Inc., a Michigan corporation and Wholly-Owned Subsidiary of the Company.

         Stated Amount means, with respect to any Letter of Credit at any date of determination, (a) the maximum aggregate amount available for drawing thereunder under any and all circumstances plus (b) the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit.

         Subordinated Debt means (i) indebtedness of the Company in favor of Mennen subject to a Subordination Agreement of even date herewith in favor of Agent ("Mennen Subordination Agreement"), and (ii) any other unsecured Debt of the Company which has subordination terms, covenants, pricing and other terms which have been approved in writing by the Required Lenders.

         Subsidiary means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares or other ownership interests as have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries, if any, of the Company.

         Suretyship Liability means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation in respect of any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, obligation or other liability supported thereby.

         Term Loan(s) - see Section 2.1.2.

         Termination  Date means the  earlier to occur of (a) August 30, 2003 or
(b) such other date on which the Commitments terminate pursuant to Section 6 or 12.

         Total Debt means all Debt of the Company and its Subsidiaries, determined on a consolidated basis, excluding (i) contingent obligations in respect of Suretyship Liabilities (except to the extent constituting Suretyship Liabilities in respect of Debt of a Person other than the Company or any Subsidiary), (ii) Hedging Obligations, and (iii) Debt of the Company to Subsidiaries and Debt of Subsidiaries to the Company or to other Subsidiaries and (iv) contingent obligations in respect of undrawn letters of credit.

         Total Debt to EBITDA Ratio means, as of the last day of any calendar month, the ratio of (i) Total Debt as of such day to (ii) EBITDA for the Computation Period ending on such day.

         Type of Loan or Borrowing - see Section 2.2.1. The types of Loans or borrowings under this Agreement are as follows: Base Rate Loans or borrowings and LIBOR Loans or borrowings.

         Unmatured Event of Default means any event that, if it continues uncured, will, with lapse of time or notice or both, constitute an Event of Default.

         Wholly-Owned Subsidiary means, as to any Person, another Person all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person.

1.2

Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

The term "including" is not limiting and means "including without limitation."

In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company, the Lenders and the other parties thereto and are the products of all parties. Accordingly, they shall not be construed against the Agent or the Lenders merely because of the Agent's or Lenders' involvement in their preparation.

Effect of Onkyo Merger. It is hereby acknowledged and agreed that, effective upon the consummation of the transactions contemplated by the Onkyo Merger Agreement in accordance with the laws of the State of Indiana each reference herein and in the Loan Documents to "Onkyo Acquisition Corporation, an Indiana corporation," or "Onkyo America, Inc., an Indiana corporation," shall be deemed to refer, as the context may require, herein and in all of the Loan Documents to "Onkyo America, Inc., an Indiana corporation," as the surviving entity of such merger transaction. Following consummation of such merger, said Onkyo America, Inc. shall have assumed all obligations and liabilities of the Company hereunder and under the Loan Documents.

SECTION 2. COMMITMENTS OF THE LENDERS; BORROWING, CONVERSION AND LETTER OF CREDIT PROCEDURES.

2.1
Commitments. On and subject to the terms and conditions of this Agreement, each of the Lenders, severally and for itself alone, agrees to make loans to, and to issue or participate in letters of credit for the account of, the Company as follows:

2.1.1
Revolving Loan Commitment. Each Lender will make loans on a revolving basis ("Revolving Loans") from time to time until the Termination Date in such Lender's Pro Rata Share of such aggregate amounts as the Company may request from all Lenders; provided that the Revolving Outstandings will not at any time exceed the lesser of (x) the Revolving Commitment Amount and (y) the Borrowing Base.

2.1.2
Term  Loan  Commitment.  Each  Lender  agrees  to  make  loans  to  the  Company
(respectively, "Term Loan A" and "Term Loan B"; and each such loan, a "Term Loan" and collectively, the "Term Loans") on the Closing Date in such Lender's Pro Rata Share of $ 5,230,000 with respect to Term Loan A, and $6,000,000 with respect to Term Loan B. The commitments of the Lenders to make such Term Loans shall expire concurrently with the making of the Term Loans on the Closing Date.

2.1.3
L/C Commitment. (a) The Issuing Lender will issue standby letters of credit, in each case containing such terms and conditions as are permitted by this Agreement and are reasonably satisfactory to the Issuing Lender (each a "Letter of Credit"), at the request of and for the account of the Company from time to time before the date which is 30 days prior to the Termination Date and (b) as more fully set forth in Section 2.3.2, each Lender agrees to purchase a participation in each such Letter of Credit; provided that (i) the aggregate Stated Amount of all Letters of Credit shall not at any time exceed $5,000,000 and (ii) the Revolving Outstandings will not at any time exceed the lesser of
(x) the Revolving Commitment Amount and (y) the Borrowing Base.

2.2  Loan Procedures.

2.2.1
Various Types of Loans. Each Revolving Loan shall be, and each Term Loan may be divided into tranches which are, either a Base Rate Loan or a LIBOR Loan (each a "type" of Loan), as the Company shall specify in the related notice of borrowing or conversion pursuant to Section 2.2.2 or 2.2.3. LIBOR Loans having the same Interest Period are sometimes called a "Group" or collectively "Groups". Base Rate Loans and LIBOR Loans may be outstanding at the same time, provided that not more than six different Groups of LIBOR Loans shall be outstanding at any one time. All borrowings, conversions and repayments of Revolving Loans shall be effected so that each Lender will have a pro rata share (according to its Pro Rata Share) of all types and Groups of Loans. Notwithstanding the foregoing or any other provision of this Agreement, the Company may not select any Interest Period for a LIBOR Loan which is longer than one month prior to the earlier of
(x) 90 days after the Closing Date and (y) the date that the Agent notifies the Company that it has completed its primary syndication of the Loans and the Commitments.

2.2.2
Borrowing Procedures. The Company shall give written notice or telephonic notice (followed immediately by written confirmation thereof) to the Agent of each proposed borrowing not later than (a) in the case of a Base Rate borrowing, 10:00 A.M., Chicago time, on the proposed date of such borrowing, and (b) in the case of a LIBOR borrowing, 10:00 A.M., Chicago time, at least three Business Days prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by the Agent, shall be irrevocable, and shall specify the date, amount and type of borrowing and, in the case of a LIBOR borrowing, the initial Interest Period therefor. Promptly upon receipt of such notice, the Agent shall advise each Lender thereof. Not later than 12:00 P.M., Chicago time, on the date of a proposed borrowing, each Lender shall provide the Agent at the office specified by the Agent with immediately available funds covering such Lender's Pro Rata Share of such borrowing and, so long as the Agent has not received written notice that the conditions precedent set forth in Section 11 with respect to such borrowing have not been satisfied, the Agent shall pay over the funds received by the Agent to the Company on the requested borrowing date. Each borrowing shall be on a Business Day. Each Base Rate borrowing shall be in an aggregate amount of at least $1,000,000 and an integral multiple of $100,000, and each LIBOR borrowing shall be in an aggregate amount of at least $1,000,000 and an integral multiple of at least $100,000.

2.2.3
Conversion and Continuation Procedures. (a) Subject to Section 2.2.1, the Company may, upon irrevocable written notice to the Agent in accordance with clause (b) below:

elect, as of any Business Day, to convert any Loans (or any part thereof in an aggregate amount not less than $1,000,000 a higher integral multiple of $100,000) into Loans of the other type; or

elect, as of the last day of the applicable Interest Period, to continue any LIBOR Loans having Interest Periods expiring on such day (or any part thereof in an aggregate amount not less than $1,000,000 or a higher integral multiple of $100,000) for a new Interest Period;

provided that after giving effect to any prepayment, conversion or continuation, the aggregate principal amount of each Group of LIBOR Loans shall be at least $1,000,000 and an integral multiple of $100,000.

The Company shall give written or telephonic (followed immediately by written confirmation thereof) notice to the Agent of each proposed conversion or continuation not later than (i) in the case of conversion into Base Rate Loans, 10:00 A.M., Chicago time, on the proposed date of such conversion and (ii) in the case of conversion into or continuation of LIBOR Loans, 10:00 A.M., Chicago time, at least three Business Days prior to the proposed date of such conversion or continuation, specifying in each case:

the proposed date of conversion or continuation;

the aggregate amount of Loans to be converted or continued;

the type of Loans resulting from the proposed conversion or continuation; and

in the case of conversion into, or continuation of, LIBOR Loans, the duration of the requested Interest Period therefor.

If upon the expiration of any Interest Period applicable to LIBOR Loans, the Company has failed to select timely a new Interest Period to be applicable to such LIBOR Loans, the Company shall be deemed to have elected to convert such LIBOR Loans into Base Rate Loans effective on the last day of such Interest Period.

The Agent will promptly notify each Lender of its receipt of a notice of conversion or continuation pursuant to this Section 2.2.3 or, if no timely notice is provided by the Company, of the details of any automatic conversion.

Any conversion of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall be subject to Section 8.4.

2.3 Letter of Credit Procedures.

2.3.1
L/C Applications. The Company shall give notice to the Agent and the Issuing Lender of the proposed issuance of each Letter of Credit on a Business Day which is at least three Business Days (or such lesser number of days as the Agent and the Issuing Lender shall agree in any particular instance in their sole discretion) prior to the proposed date of issuance of such Letter of Credit. Each such notice shall be accompanied by an L/C Application, duly executed by the Company and in all respects satisfactory to the Agent and the Issuing Lender, together with such other documentation as the Agent or the Issuing Lender may reasonably request in support thereof, it being understood that each L/C Application shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, the expiration date of such Letter of Credit (which shall not be later than the earlier to occur of (x) one year after the date of issuance thereof and (y) thirty days prior to the scheduled Termination Date) and whether such Letter of Credit is to be transferable in whole or in part. So long as the Issuing Lender has not received written notice that the conditions precedent set forth in Section 11 with respect to the issuance of such Letter of Credit have not been satisfied, the Issuing Lender shall issue such Letter of Credit on the requested issuance date. The Issuing Lender shall promptly advise the Agent of the issuance of each Letter of Credit and of any amendment thereto, extension thereof or event or circumstance changing the amount available for drawing thereunder. In the event of any inconsistency between the terms of any L/C Application and the terms of this Agreement, the terms of this Agreement shall control.


2.3.2
Participations in Letters of Credit. Concurrently with the issuance of each Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each other Lender, and each other Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such other Lender's Pro Rata Share, in such Letter of Credit and the Company's reimbursement obligations with respect thereto. For the purposes of this Agreement, the unparticipated portion of each Letter of Credit shall be deemed to be the Issuing Lender's "participation" therein. The Issuing Lender hereby agrees, upon request of the Agent or any Lender, to deliver to the Agent or such Lender a list of all outstanding Letters of Credit issued by the Issuing Lender, together with such information related thereto as the Agent or such Lender may reasonably request.

2.3.3
Reimbursement Obligations. The Company hereby unconditionally and irrevocably agrees to reimburse the Issuing Lender for each payment or disbursement made by the Issuing Lender under any Letter of Credit honoring any demand for payment made by the beneficiary thereunder, in each case on the date that such payment or disbursement is made. Any amount not reimbursed on the date of such payment or disbursement shall bear interest from the date of such payment or disbursement to the date that the Issuing Lender is reimbursed by the Company therefor, payable on demand, at a rate per annum equal to the Base Rate from time to time in effect plus the Base Rate Margin from time to time in effect plus, beginning on the third Business Day after receipt of notice from the Issuing Lender of such payment or disbursement, 2%. The Issuing Lender shall notify the Company and the Agent whenever any demand for payment is made under any Letter of Credit by the beneficiary thereunder; provided that the failure of the Issuing Lender to so notify the Company shall not affect the rights of the Issuing Lender or the Lenders in any manner whatsoever.

2.3.4
Limitation on Obligations of Issuing Lender. In determining whether to pay under any Letter of Credit, the Issuing Lender shall not have any obligation to the Company or any Lender other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence and willful misconduct, shall not impose upon the Issuing Lender any liability to the Company or any Lender and shall not reduce or impair the
Company's reimbursement obligations set forth in Section 2.3.3 or the obligations of the Lenders pursuant to Section 2.3.5.

2.2.5
Funding by Lenders to Issuing Lender. If the Issuing Lender makes any payment or disbursement under any Letter of Credit and the Company has not reimbursed the Issuing Lender in full for such payment or disbursement by 10:00 A.M., Chicago time, on the date of such payment or disbursement, or if any reimbursement received by the Issuing Lender from the Company is or must be returned or rescinded upon or during any Bankruptcy or reorganization of the Company or otherwise, each other Lender shall be obligated to pay to the Agent for the account of the Issuing Lender, in full or partial payment of the purchase price of its participation in such Letter of Credit, its Pro Rata Share of such payment or disbursement (but no such payment shall diminish the obligations of the Company under Section 2.3.3), and, upon notice from the Issuing Lender, the Agent shall promptly notify each other Lender thereof. Each other Lender irrevocably and unconditionally agrees to so pay to the Agent in immediately available funds for the Issuing Lender's account the amount of such other Lender's Percentage of such payment or disbursement. If and to the extent any Lender shall not have made such amount available to the Agent by 1:00 P.M., Chicago time, on the Business Day on which such Lender receives notice from the Agent of such payment or disbursement (it being understood that any such notice received after 11:00 a.m., Chicago time, on any Business Day shall be deemed to have been received on the next following Business Day), such Lender agrees to pay interest on such amount to the Agent for the Issuing Lender's account forthwith on demand, for each day from the date such amount was to have been delivered to the Agent to the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Rate from time to time in effect and (b) thereafter, the Base Rate from time to time in effect. Any Lender's failure to make available to the Agent its Pro Rata Share of any such payment or disbursement shall not relieve any other Lender of its obligation hereunder to make available to the Agent such other Lender's Pro Rata Share of such payment, but no Lender shall be responsible for the failure of any other Lender to make available to the Agent such other Lender's Pro Rata Share of any such payment or disbursement.

2.4
Commitments Several. The failure of any Lender to make a requested Loan on any date shall not relieve any other Lender of its obligation (if any) to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender.

2.5
Certain Conditions. Notwithstanding any other provision of this Agreement, no Lender shall have an obligation to make any Loan, or to permit the continuation of or any conversion into any LIBOR Loan, and the Issuing Lender shall not have any obligation to issue any Letter of Credit, if an Event of Default or Unmatured Event of Default exists.

SECTION 3.   NOTES EVIDENCING LOANS.

3.1
Notes. The Loans of each Lender shall be evidenced by a promissory note (each a "Note") substantially in the form set forth in Exhibits A-1, A-2 and A-3, respectively, with appropriate insertions, payable to the order of such Lender in a face principal amount equal to the sum of such Lender's Pro Rata Share of the Revolving Commitment Amount plus the principal amount of such Lender's applicable Loan, as follows:

each Revolving Loan of such Lender shall be paid in full on the Termination Date; and

the applicable Term Loan of such Lender shall be paid in installments equal to such Lender's Pro Rata Share of the aggregate principal amount of the installments of such Term Loans as set forth on Schedule 3.1.

3.2
Recordkeeping. Each Lender shall record in its records, or at its option on the schedule attached to its Note, the date and amount of each Loan made by such Lender, each repayment or conversion thereof and, in the case of each LIBOR Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Note. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Company hereunder or under any Note to repay the principal amount of the Loans evidenced by such Note together with all interest accruing thereon.

SECTION 4.  INTEREST.

4.1
Interest Rates. The Company promises to pay interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full as follows:

at all times while such Loan is a Base Rate Loan, at a rate per annum equal to the sum of the Base Rate from time to time in effect plus the applicable Base Rate Margin from time to time in effect; and

at all times while such Loan is a LIBOR Loan, at a rate per annum equal to the sum of the LIBOR (Reserve Adjusted) applicable to each Interest Period for such Loan plus the applicable LIBOR Margin from time to time in effect;

provided that at any time an Event of Default exists, if requested by the Required Lenders, the interest rate applicable to each Loan shall be increased by 2%.

4.2
Interest Payment Dates. Accrued interest on each Base Rate Loan shall be payable in arrears on the first day of each calendar month, and the remaining accrued and unpaid interest shall be payable at maturity. Accrued interest on each LIBOR Loan shall be payable on the last day of each Interest Period relating to such Loan (and, in the case of a LIBOR Loan with an Interest Period of six months or greater, on each three-month anniversary of the first day of such Interest Period) and at maturity. After maturity, accrued interest on all Loans shall be payable on demand.

4.3
Setting and Notice of LIBOR. The applicable LIBOR for each Interest Period shall be determined by the Agent, and notice thereof shall be given by the Agent promptly to the Company and each Lender. Each determination of the applicable LIBOR by the Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Agent shall, upon written request of the Company or any Lender, deliver to the Company or such Lender a statement showing the computations used by the Agent in determining any applicable LIBOR hereunder.

4.4
Computation of Interest. Interest shall be computed for the actual number of days elapsed on the basis of a year of 360 days. The applicable interest rate for each Base Rate Loan shall change simultaneously with each change in the Base Rate.

SECTION 5.  FEES.

5.1 Non-Use Fee. The Company agrees to pay to the Agent for the account of each Lender a non-use fee, for the period from the Closing Date to the Termination Date, at the Non-Use Fee Rate in effect from time to time of such Lender's Pro Rata Share (as adjusted from time to time) of the unused amount of the Revolving Commitment Amount. For purposes of calculating usage under this Section, the Revolving Commitment Amount shall be deemed used to the extent of the aggregate principal amount of all outstanding Revolving Loans plus the Stated Amount of all Letters of Credit. Such non-use fee shall be payable in arrears on the first day of each calendar month and on the Termination Date for any period then ending for which such non-use fee shall not have previously been paid. The non-use fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

5.2 Letter of Credit Fees. (a) The Company agrees to pay to the Agent for the account of each Lender a letter of credit fee for each Letter of Credit equal to the LC Fee Rate in effect from time to time of such Lender's Pro Rata Share (as adjusted from time to time) of the undrawn amount of such Letter of Credit (computed for the actual number of days elapsed on the basis of a year of 360 days); provided that, if requested by the Required Lenders, the rate applicable to each Letter of Credit shall be increased by 2% at any time that an Event of Default exists. Such letter of credit fee shall be payable in arrears on the first day of each calendar month and on the Termination Date (or such later date on which such Letter of Credit expires or is terminated) for the period from the date of the issuance of each Letter of Credit (or the last day on which the letter of credit fee was paid with respect thereto) to the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated.

In addition, with respect to each Letter of Credit, the Company agrees to pay to the Issuing Lender, for its own account, (i) such fees and expenses as the Issuing Lender customarily requires in connection with the issuance, negotiation, processing and/or administration of letters of credit in similar situations and (ii) a letter of credit fronting fee in the amount and at the times agreed to by the Company and the Issuing Lender.

5.3 Upfront Fees. The Company agrees to pay to the Agent for the account of each Lender on the Closing Date an upfront fee in the amount previously agreed to between the Company and the Agent (and the Agent agrees to promptly forward to each Lender a portion of such upfront closing fee in the amount previously agreed to between the Agent and such Lender).


SECTION 6. REDUCTION OR TERMINATION OF THE REVOLVING COMMITMENT AMOUNT; PREPAYMENTS.

6.1 Reduction or Termination of the Revolving Commitment Amount.

6,1.1 Voluntary Reduction or Termination of the Revolving Commitment Amount The Company may from time to time on at least five Business Days' prior written notice received by the Agent (which shall promptly advise each Lender thereof) permanently reduce the Revolving Commitment Amount to an amount not less than the Revolving Outstandings. Any such reduction shall be in an amount not less than $1,000,000 or a higher integral multiple of $100,000. Concurrently with any reduction of the Revolving Commitment Amount to zero, the Company shall pay all interest on the Revolving Loans, all non-use fees and all letter of credit fees and shall Cash Collateralize in full all obligations arising with respect to the Letters of Credit.


SECTION 6. REDUCTION OR TERMINATION OF THE REVOLVING COMMITMENT AMOUNT; PREPAYMENTS.

6.1  Reduction or Termination of the Revolving Commitment Amount.

6.1.1 Voluntary Reduction or Termination of the Revolving Commitment Amount. The Company may from time to time on at least five Business Days' prior written notice received by the Agent (which shall promptly advise each Lender thereof) permanently reduce the Revolving Commitment Amount to an amount not less than the Revolving Outstandings. Any such reduction shall be in an amount not less than $1,000,000 or a higher integral multiple of $100,000. Concurrently with any reduction of the Revolving Commitment Amount to zero, the Company shall pay all interest on the Revolving Loans, all non-use fees and all letter of credit fees and shall Cash Collateralize in full all obligations arising with respect to the Letters of Credit.


6.1.2 Mandatory Reductions of Revolving Commitment Amount. On the date of any Mandatory Prepayment Event, the Revolving Commitment Amount shall be permanently reduced by an amount (if any) equal to the Designated Proceeds of such Mandatory Prepayment Event over the amount (if any) applied to prepay Term Loans pursuant to Section 6.2.2.

6.1.3 All Reductions of the Revolving Commitment Amount. All reductions of the Revolving Commitment Amount shall reduce the Commitments pro rata among the Lenders according to their respective Pro Rata Shares.

6.2  Prepayments.

6.2.1 Voluntary Prepayments. The Company may from time to time prepay the Loans in whole or in part; provided that the Company shall give the Agent (which shall promptly advise each Lender) notice thereof not later than 10:00 A.M., Chicago time, on the day of such prepayment (which shall be a Business Day), specifying the Loans to be prepaid and the date and amount of prepayment. Any such partial prepayment shall be in an amount equal to $1,000,000 or a higher integral multiple of $100,000.


6.2.2 Mandatory Prepayments. (a) The Company shall make a prepayment of the Loans upon the occurrence of any of the following (each a "Mandatory Prepayment Event") at the following times and in the following amounts (such applicable amounts being referred to as "Designated Proceeds"):

Concurrently with the receipt by the Company or any Subsidiary of any Net Cash Proceeds from any Asset Sale, in an amount equal to 100% of such Net Cash Proceeds.

Concurrently with the receipt by the Company or any Subsidiary of any Net Cash Proceeds from any issuance of equity securities of the Company or any Subsidiary (excluding (x) any issuance of shares of capital stock pursuant to any employee or director stock option program, benefit plan or compensation program and (y) any issuance by a Subsidiary to the Company or another Subsidiary), in an amount equal to 100% of such Net Cash Proceeds.

Concurrently with the receipt by the Company or any Subsidiary of any Net Cash Proceeds from any issuance of any Debt of the Company or any Subsidiary (excluding Debt permitted by clauses (a) through (i) of Section 10.7).

Within ten (10) days after the delivery to Agent of the annual audit report of the Company (such report subject to Agent's approval and satisfaction) as required by Section 10.1.1 and commencing with Fiscal Year 2000, in an amount equal to 75% of Excess Cash Flow for such Fiscal Year; provided, for Fiscal Year 2000 only, the amount due shall be based on Excess Cash Flow for the period beginning September 1, 2000 and ending December 31, 2000, such amount for each Fiscal Year to be confirmed by the auditors of the Company and be acceptable to Agent; provided, however, that the failure of such amount to be so confirmed shall not relieve the Company of the prepayment obligation set forth in this clause.

If on any day the Revolving Outstandings exceed the Borrowing Base, the Company shall immediately prepay Revolving Loans and/or Cash Collateralize the outstanding Letters of Credit, or do a combination of the foregoing, in an amount sufficient to eliminate such excess.

If on any day on which the Revolving  Commitment  Amount is reduced  pursuant to
Section 6.1.2 the Revolving Outstandings exceed the Revolving Commitment Amount, the Company shall immediately prepay Revolving Loans or Cash Collateralize the outstanding Letters of Credit, or do a combination of the foregoing, in an amount sufficient to eliminate such excess.

6.3 All Prepayments. Each voluntary partial prepayment shall be in a principal amount of $1,000,000 or a higher integral multiple of $100,000. Any partial prepayment of a Group of LIBOR Loans shall be subject to the proviso to Section 2.2.3(a). Any prepayment of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to Section 8.4. All prepayments made in connection with a Mandatory Prepayment Event shall be applied, in inverse order of maturity, first, to the remaining installments due under Term Loan A; second, to the remaining installments due under Term Loan B; third, to any outstanding principal due under the Revolving Loan and fourth, to any outstanding interest due under the Loans (as determined by Agent). All prepayments of a Term Loan other than those required due to a Mandatory Prepayment Event shall be applied pro rata in the inverse order of maturity to the remaining installments thereof.

SECTION 7.    MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

7.1 Making of Payments. All payments of principal of or interest on the Notes, and of all fees, shall be made by the Company to the Agent in immediately available funds at the office specified by the Agent not later than 11:00 a.m. Chicago time, on the date due; and funds received after that hour shall be deemed to have been received by the Agent on the following Business Day. The Agent shall promptly remit to each Lender its share of all such payments received in collected funds by the Agent for the account of such Lender. All payments under Section 8.1 shall be made by the Company directly to the Lender entitled thereto.

7.2 Application of Certain Payments. Each payment of principal shall be applied to such Loans as the Company shall direct by notice to be received by the Agent on or before the date of such payment or, in the absence of such notice, as the Agent shall determine in its discretion. Concurrently with each remittance to any Lender of its share of any such payment, the Agent shall advise such Lender as to the application of such payment.


7.3 Due Date Extension. If any payment of principal or interest with respect to any of the Loans, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a LIBOR Loan, such immediately following Business Day is the first Business Day of a calendar month, in which case such due date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.


7.4 Setoff. The Company agrees that the Agent and each Lender have all rights of set-off and Lenders' lien provided by applicable law, and in addition thereto, the Company agrees that at any time any Event of Default exists, the Agent and each Lender may apply to the payment of any obligations of the Company hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of the Company then or thereafter with the Agent or such Lender.


7.5 Proration of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise, but excluding any payment pursuant to Section 8.7 or 14.9 and payments of interest on any Affected Loan) on account of principal of or interest on any Loan (or on account of its participation in any Letter of Credit) in excess of its pro rata share of payments and other recoveries obtained by all Lenders on account of principal of and interest on the Loans (or such participation) then held by them, such Lender shall purchase from the other Lenders such participations in the Loans (or sub-participations in Letters of Credit) held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

7.6 Taxes. All payments of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (all non-excluded items being called "Taxes"). If any withholding or deduction from any payment to be made by the Company hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Company will:

pay directly to the relevant authority the full amount required to be so withheld or deducted;

promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

pay to the Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Agent or any Lender with respect to any payment received by the Agent or such Lender hereunder, the Agent or such Lender may pay such Taxes and the Company will promptly pay such additional amounts (including any penalty, interest or expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted.

         If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Company shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 7.6, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Company.

Each Lender that (a) is organized under the laws of a jurisdiction other than the United States of America and (b)(i) is a party hereto on the Closing Date or
(ii)  becomes an assignee  of an interest  under this  Agreement  under  Section
14.9.1 after the Closing Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) shall execute and deliver to the Company and the Agent one or more (as the Company or the Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents, appropriately completed, as may be applicable to establish that such Lender is exempt from withholding or deduction of Taxes. The Company shall not be required to pay additional amounts to any Lender pursuant to this
Section 7.6 to the extent that the obligation to pay such additional amounts would not have arisen but for the failure of such Lender to comply with this paragraph.

SECTION 8.   INCREASED COSTS; SPECIAL PROVISIONS FOR LIBOR LOANS.

8.1 Increased Costs. (a) If, after the date hereof, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any LIBOR Office of such Lender) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency.

shall subject any Lender (or any LIBOR Office of such Lender) to any tax, duty or other charge with respect to its LIBOR Loans, its Note or its obligation to make LIBOR Loans, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its LIBOR Loans or any other amounts due under this Agreement in respect of its LIBOR Loans or its obligation to make LIBOR Loans (except for changes in the rate of tax on the overall net income of such Lender or its LIBOR Office imposed by the jurisdiction in which such Lender's principal executive office or LIBOR Office is located);

shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of interest rates pursuant to Section 4), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender (or any LIBOR Office of such Lender); or

shall impose on any Lender (or its LIBOR Office) any other condition affecting its LIBOR Loans, its Note or its obligation to make LIBOR Loans;

and the result of any of the foregoing is to increase the cost to (or to impose a cost on) such Lender (or any LIBOR Office of such Lender) of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by such Lender (or its LIBOR Office) under this Agreement or under its Note with respect thereto, then upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Agent), the Company shall pay directly to such Lender such additional amount as will compensate such Lender for such increased cost or such reduction.

If any Lender shall reasonably determine that any change in, the adoption or phase-in of, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such controlling Person's capital as a consequence of such Lender's obligations hereunder or under any Letter of Credit to a level below that which such Lender or such controlling Person could have achieved but for such change, adoption, phase-in or compliance (taking into consideration such Lender's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Lender or such controlling Person to be material, then from time to time, upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Agent), the Company shall pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction.

8.2 Basis for Determining Interest Rate Inadequate or Unfair. If with respect to any Interest Period:

deposits in Dollars (in the applicable amounts) are not being offered to the Agent in the interbank LIBOR market for such Interest Period, or the Agent otherwise reasonably determines (which determination shall be binding and conclusive on the Company) that by reason of circumstances affecting the interbank LIBOR market adequate and reasonable means do not exist for ascertaining the applicable LIBOR; or

Lenders having aggregate Pro Rata Shares of 40% or more advise the Agent that the LIBOR (Reserve Adjusted) as determined by the Agent will not adequately and fairly reflect the cost to such Lenders of maintaining or funding LIBOR Loans for such Interest Period (taking into account any amount to which such Lenders may be entitled under Section 8.1) or that the making or funding of LIBOR Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Lenders materially affects such Loans;

then the Agent shall promptly notify the other parties thereof and, so long as such circumstances shall continue, (i) no Lender shall be under any obligation to make or convert into LIBOR Loans and (ii) on the last day of the current Interest Period for each LIBOR Loan, such Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan.

8.3 Changes in Law Rendering LIBOR Loans Unlawful. If any change in, or the adoption of any new, law or regulation, or any change in the interpretation of any applicable law or regulation by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of any Lender cause a substantial question as to whether it is) unlawful for any Lender to make, maintain or fund LIBOR Loans, then such Lender shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) such Lender shall have no obligation to make or convert into LIBOR Loans (but shall make Base Rate Loans concurrently with the making of or conversion into LIBOR Loans by the Lenders which are not so affected, in each case in an amount equal to the amount of LIBOR Loans which would be made or converted into by such Lender at such time in the absence of such circumstances) and (b) on the last day of the current Interest Period for each LIBOR Loan of such Lender (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such LIBOR Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan. Each Base Rate Loan made by a Lender which, but for the circumstances described in the foregoing sentence, would be a LIBOR Loan (an "Affected Loan") shall remain outstanding for the same period as the Group of LIBOR Loans of which such Affected Loan would be a part absent such circumstances.

8.4 Funding Losses. The Company hereby agrees that upon demand by any Lender (which demand shall be accompanied by a statement setting forth the basis for the amount being claimed, a copy of which shall be furnished to the Agent), the Company will indemnify such Lender against any net loss or expense which such Lender may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any LIBOR Loan), as reasonably determined by such Lender, as a result of (a) any payment, prepayment or conversion of any LIBOR Loan of such Lender on a date other than the last day of an Interest Period for such Loan (including any conversion pursuant to Section 8.3) or (b) any failure of the Company to borrow, convert or continue any Loan on a date specified therefor in a notice of borrowing, conversion or continuation pursuant to this Agreement. For this purpose, all notices to the Agent pursuant to this Agreement shall be deemed to be irrevocable.

8.5
Right of Lenders to Fund through Other Offices. Each Lender may, if it so elects, fulfill its commitment as to any LIBOR Loan by causing a foreign branch or Affiliate of such Lender to make such Loan; provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of the Company to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or Affiliate.

8.6
Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each LIBOR Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBOR for such Interest Period.

8.7
Mitigation of Circumstances; Replacement of Lenders. (a) Each Lender shall promptly notify the Company and the Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender's sole judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, (i) any obligation by the Company to pay any amount pursuant to Section 7.6 or 8.1 or (ii) the occurrence of any circumstances described in Section 8.2 or 8.3 (and, if any Lender has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Lender shall promptly so notify the Company and the Agent). Without limiting the foregoing, each Lender will designate a different funding office if such designation will avoid (or reduce the cost to the Company of) any event described in clause (i) or (ii) of the preceding sentence and such designation will not, in such Lender's sole judgment, be otherwise disadvantageous to such Lender.

If the Company becomes obligated to pay additional amounts to any Lender pursuant to Section 7.6 or 8.1, or any Lender gives notice of the occurrence of any circumstances described in Section 8.2 or 8.3, the Company may designate another Lender which is acceptable to the Agent and the Issuing Lender in their reasonable discretion (such other Lender being called a "Replacement Lender") to purchase the Loans of such Lender and such Lender's rights hereunder, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and all accrued but unpaid fees owed to such Lender and any other amounts payable to such Lender under this Agreement, and to assume all the obligations of such Lender hereunder, and, upon such purchase and assumption (pursuant to an Assignment Agreement), such Lender shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Lender prior to the date of such purchase and assumption) and shall be relieved from all obligations to the Company hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder.

8.8
Conclusiveness of Statements; Survival of Provisions. Determinations and statements of any Lender pursuant to Section 8.1, 8.2, 8.3 or 8.4 shall be conclusive absent demonstrable error. Lenders may use reasonable averaging and attribution methods in determining compensation under Sections 8.1 and 8.4, and the provisions of such Sections shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit and termination of this Agreement.

SECTION 9.  WARRANTIES.

To induce the Agent and the Lenders to enter into this Agreement and to induce the Lenders to make Loans and issue and participate in Letters of Credit hereunder, the Company warrants to the Agent and the Lenders (after giving effect to the Purchase and the merger contemplated by the Onkyo Merger Agreement) that:

9.1
Organization. The Company is a corporation validly existing and in good standing under the laws of the State of Indiana; each Subsidiary is validly existing and in good standing under the laws of the jurisdiction of its organization; and each of the Company and each Subsidiary is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

9.2
Authorization; No Conflict. Each of the Company and each other Loan Party is duly authorized to execute and deliver each Loan Document to which it is a party, the Company is duly authorized to borrow monies hereunder and each of the Company and each other Loan Party is duly authorized to perform its obligations under each Loan Document to which it is a party. The execution, delivery and performance by the Company of this Agreement and by each of the Company and each other Loan Party of each Loan Document to which it is a party, and the borrowings by the Company hereunder, do not and will not (a) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision of law, (ii) the charter, by-laws or other organizational documents of the Company or any other Loan Party or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon the Company or any other Loan Party or any of their respective properties or (c) require, or result in, the creation or imposition of any Lien on any asset of the Company or any other Loan Party (other than Liens in favor of the Agent created pursuant to the Collateral Documents).

9.3
Validity and Binding Nature. Each of this Agreement and each other Loan Document to which the Company or any other Loan Party is a party is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to Bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

9.4
Financial Condition. The audited consolidated financial statements of the Company and its Subsidiaries as at Company's Fiscal Year End, 1999 and the unaudited consolidated financial statements of the Company and the Subsidiaries as of July 31, 2000, copies of each of which have been delivered to each Lender, were prepared in accordance with GAAP (subject, in the case of such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and present fairly the consolidated financial condition of the Company and its Subsidiaries as at such dates and the results of their operations for the periods then ended.

9.5
No Material Adverse Change. Since Company's Fiscal Year End, 1999 there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of the Company and its Subsidiaries taken as a whole.

9.6
Litigation and Contingent Liabilities. No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to the Company's knowledge, threatened against the Company, Guarantors or any Subsidiary which might reasonably be expected to have a Material Adverse Effect, except as set forth in Schedule 9.6. Other than any liability incident to such litigation or proceedings, neither the Company nor any Subsidiary has any material contingent liabilities not listed on Schedule
9.6 or permitted by Section 10.7.

9.7
Ownership of Properties; Liens. Each of the Company and each Subsidiary owns good and, in the case of real property, marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like) except as permitted by Section 10.8.

9.8
Subsidiaries. As of the Closing Date, the Company has no Subsidiaries other than those listed on Schedule 9.8.

9.9
Pension Plans. (a) During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement or the making of any Loan or the issuance of any Letter of Credit, (i) no steps have been taken to terminate any Pension Plan and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Company of any material liability, fine or penalty.

All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by the Company or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; neither the Company nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, might result in a withdrawal or partial withdrawal from any such plan; and neither the Company nor any member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

9.10
Investment Company Act. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940.


9.11
Public Utility Holding Company Act. Neither the Company nor any Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

9.12
Regulation U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

9.13
Taxes. Each of the Company and each Subsidiary has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

9.14
Solvency, etc. On the Closing Date, and immediately prior to and after giving effect to the issuance of each Letter of Credit and each borrowing hereunder and the use of the proceeds thereof, (a) each of the Company's and each other Loan Party's assets will exceed its liabilities and (b) each of the Company and each other Loan Party will be solvent, will be able to pay its debts as they mature, will own property with fair saleable value greater than the amount required to pay its debts and will have capital sufficient to carry on its business as then constituted.

9.15
Environmental Matters.

No Violations. Except as set forth on Schedule 9.15, neither the Company nor any Subsidiary, nor any operator of the Company's or any Subsidiary's properties, is in violation, or alleged violation, of any judgment, decree, order, law, permit, license, rule or regulation pertaining to environmental matters, including those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 or any other Environmental Law which (i) in any single case, requires expenditures in any three-year period of $100,000 or more by the Company and its Subsidiaries in penalties and/or for investigative, removal or remedial actions or (ii) individually or in the aggregate otherwise might reasonably be expected to have a Material Adverse Effect.

Notices. Except as set forth on Schedule 9.15 and for matters arising after the Closing Date, in each case none of which could singly or in the aggregate be expected to have a Material Adverse Effect, neither the Company nor any Subsidiary has received notice from any third party, including any Federal, state or local governmental authority: (a) that any one of them has been identified by the U.S. Environmental Protection Agency as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (b) that any hazardous waste, as defined by 42 U.S.C. ss.6903(5), any hazardous substance as defined by 42 U.S.C. ss.9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss.9601(33) or any toxic substance, oil or hazardous material or other chemical or substance regulated by any Environmental Law (all of the foregoing, "Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a Federal, state or local agency or other third party has conducted a remedial investigation, removal or other response action pursuant to any Environmental Law; (c) that the Company or any Subsidiary must conduct a remedial investigation, removal, response action or other activity pursuant to any Environmental Law; or (d) of any Environmental Claim.

Handling of Hazardous Substances. Except as set forth on Schedule 9.15, (i) no portion of the real property or other assets of the Company or any Subsidiary has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance in all material respects with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (ii) in the course of any activities conducted by the Company, any Subsidiary or the operators of any real property of the Company or any Subsidiary, to the best of the Company's knowledge, no Hazardous Substances have been generated or are being used on such properties except in accordance in all material respects with applicable Environmental Laws; (iii) there have been no Releases or threatened Releases of Hazardous Substances on, upon, into or from any real property or other assets of the Company or any Subsidiary, which Releases singly or in the aggregate might reasonably be expected to have a material adverse effect on the value of such real property or assets; (iv) to the best of the Company's knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of the real property or other assets of the Company or any Subsidiary which, through soil or groundwater contamination, may have come to be located on, and which might reasonably be expected to have a material adverse effect on the value of, the real property or other assets of the Company or any Subsidiary; and (v) any Hazardous Substances generated by the Company and its Subsidiaries have been transported offsite only by properly licensed carriers and delivered only to treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities, to the best of the Company's knowledge, have been and are operating in compliance in all material respects with such permits and applicable Environmental Laws.

9.16
Onkyo Merger. (a) The merger of the Company with and into Onkyo America, Inc. pursuant to the Onkyo Merger Agreement, whereas Onkyo America, Inc. will be the surviving corporation ("Onkyo Merger"), will be consummated on the Closing Date. Neither entity party to the Onkyo Merger will have any adverse tax consequences as a result of such merger.

Each of the Company and, to the Company's knowledge, each other party to the Onkyo Merger Agreement, has duly taken all necessary corporate, partnership or other organizational action to authorize the execution, delivery and performance of the Onkyo Merger Agreement and the consummation of transactions contemplated thereby.

The Onkyo Merger will comply with all applicable legal requirements, and all necessary governmental, regulatory, creditor, shareholder, partner and other material consents, approvals and exemptions required to be obtained by the Company and, to the Company's knowledge, each other party to the Onkyo Merger Agreement in connection with the Onkyo Merger will be, prior to consummation of the Onkyo Merger, duly obtained and will be in full force and effect. As of the date of the Onkyo Merger Agreement, all applicable waiting periods with respect to the Onkyo Merger will have expired without any action being taken by any competent governmental authority which restrains, prevents or imposes material adverse conditions upon the consummation of the Onkyo Merger.

The execution and delivery of the Onkyo Merger Agreement did not, and the consummation of the Onkyo Merger will not, violate any statute or regulation of the United States (including any securities law) or of any state or other applicable jurisdiction, or any order, judgment or decree of any court or governmental body binding on the Company or, to the Company's knowledge, any other party to the Onkyo Merger Agreement, or result in a breach of, or constitute a default under, any material agreement, indenture, instrument or other document, or any judgment, order or decree, to which the Company is a party or by which the Company is bound or, to the Company's knowledge, to which any other party to the Onkyo Merger Agreement is a party or by which any such party is bound.

No statement or representation made in the Onkyo Merger Agreement by the Company or, to the Company's knowledge, any other Person, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

9.17
Insurance. Set forth on Schedule 9.17 is a complete and accurate summary of the property and casualty insurance program of the Company and its Subsidiaries as of the Closing Date (including the names of all insurers, policy numbers, expiration dates, amounts and types of coverage, annual premiums, exclusions, deductibles, self-insured retention, and a description in reasonable detail of any self-insurance program, retrospective rating plan, fronting arrangement or other risk assumption arrangement involving the Company or any Subsidiary).

9.18
Real Property. Set forth on Schedule 9.18 is a complete and accurate list, as of the Closing Date, of the address of all real property owned or leased by the Company or any Subsidiary, together with, in the case of leased property, the name and mailing address of the lessor of such property.

9.19
Information. All information heretofore or contemporaneously herewith furnished in writing by the Company or any other Loan Party to the Agent or any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of the Company, the Guarantors or any Subsidiary of the Company or Guarantors to the Agent or any Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Agent and the Lenders that any projections and forecasts provided by the Company are based on good faith estimates and assumptions believed by the Company to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

9.19
Intellectual Property. The Company and each Subsidiary owns and possesses or has a license or other right to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as are necessary for the conduct of the business of the Company and its Subsidiaries (the "Intellectual Property Rights"), and to the best knowledge of the Company and each Subsidiary, the Intellectual Property Rights do not infringe upon rights of others which could reasonably be expected to have a Material Adverse Effect.

9.20
Burdensome Obligations. Neither the Company nor any Subsidiary is a party to any agreement or contract or subject to any corporate or partnership restriction which might reasonably be expected to have a Material Adverse Effect.

9.21
1.1 Labor Matters. Except as set forth on Schedule 9.22, neither the Company nor any Subsidiary is subject to any labor or collective bargaining agreement. There are no existing or threatened strikes, lockouts or other labor disputes involving the Company or any Subsidiary that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company and its Subsidiaries, hours worked by and payment made to employees of the Company and its Subsidiaries are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters which would cause a Material Adverse Effect.

9.23 No Default. No Event of Default or Unmatured Event of Default exists or would result from the incurring by the Company of any Debt hereunder or under any other Loan Document.

9.24
     Purchase Agreement, etc. (a) The Company has heretofore furnished the Agent a true and correct copy of the Purchase Agreement.

(1) Each of the Company and, to the Company's knowledge, each other party to the Purchase Agreement, has duly taken all necessary corporate, partnership or other organizational action to authorize the execution, delivery and performance of the Purchase Agreement and the consummation of transactions contemplated thereby.

(2) The Purchase will comply with all applicable legal requirements, and all necessary governmental, regulatory, creditor, shareholder, partner and other material consents, approvals and exemptions required to be obtained by the Company and, to the Company's knowledge, each other party to the Purchase Agreement in connection with the Purchase will be, prior to consummation of the Purchase, duly obtained and will be in full force and effect. As of the date of the Purchase Agreement, all applicable waiting periods with respect to the Purchase will have expired without any action being taken by any competent governmental authority which restrains, prevents or imposes material adverse conditions upon the consummation of the Purchase.

(3) The execution and delivery of the Purchase Agreement did not, and the consummation of the Purchase will not, violate any statute or regulation of the United States (including any securities law) or of any state or other applicable jurisdiction in any material respect, or any order, judgment or decree of any court or governmental body binding on the Company or, to the Company's knowledge, any other party to the Purchase Agreement, or result in a breach of, or constitute a default under, any material agreement, indenture, instrument or other document, or any judgment, order or decree, to which the Company is a party or by which the Company is bound or, to the Company's knowledge, to which any other party to the Purchase Agreement is a party or by which any such party is bound.

(4) No statement or representation made in the Purchase Agreement by the Company or, to the Company's knowledge, any other Person, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

SECTION 10.  COVENANTS.

Until the expiration or termination of the Commitments and thereafter until all obligations of the Company hereunder and under the other Loan Documents are paid in full and all Letters of Credit have been terminated, the Company agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:

10.1
Reports,  Certificates  and  Other  Information.  Furnish  to the Agent and each
Lender:

10.1 Annual Report. Promptly when available and in any event within 105 days after the close of each Fiscal Year: (a) a copy of the annual audit report of the Company and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets and statements of earnings and cash flows of the Company and its Subsidiaries as at the end of such Fiscal Year, certified without qualification by Deloitte & Touche or other independent auditors of recognized standing selected by the Company and reasonably acceptable to the Agent, together with (i) a written statement from such accountants to the effect that in making the examination necessary for the signing of such annual audit report by such accountants, nothing came to their attention that caused them to believe that the Company was not in compliance with any provision of Section 10.6, 10.7, 10.9 or 10.10 of this Agreement insofar as such provision relates to accounting matters or, if something has come to their attention that caused them to believe that the Company was not in compliance with any such provision, describing such non-compliance in reasonable detail and (ii) a comparison with the budget for such Fiscal Year and a comparison with the previous Fiscal Year; and (b) consolidating balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Year and a consolidating statement of earnings for the Company and its Subsidiaries for such Fiscal Year, certified by the Chief Financial Officer of the Company.

10.2 Interim Reports. (a) Promptly when available and in any event within 50 days after the end of each Fiscal Quarter (except the last Fiscal Quarter of each Fiscal Year), consolidated balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Quarter, together with consolidated statements of earnings and cash flows for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, together with a comparison with the corresponding period of the previous Fiscal Year and a comparison with the budget for such period of the current Fiscal Year, certified by the Chief Financial Officer of the Company; and (b) promptly when available and in any event within 30 days after the end of each month (except the last month of each Fiscal Quarter), consolidated balance sheets of the Company and its Subsidiaries as of the end of such month, together with consolidated statements of earnings and a consolidated statement of cash flows for such month and for the period beginning with the first day of such Fiscal Year and ending on the last day of such month, together with a comparison with the corresponding period of the previous Fiscal Year and a comparison with the budget for such period of the current Fiscal Year, certified by the Chief Financial Officer of the Company. Upon thirty (30) days written notice by Agent to the Company, the Company shall also deliver to Agent consolidating statements of each of the foregoing, in form and substance acceptable to Agent.

10.3 Compliance Certificates. Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 10.1.1 and each set of monthly statements pursuant to Section 10.1.2, a duly completed compliance certificate in the form of Exhibit B, with appropriate insertions, dated the date of such annual report or such monthly statements and signed by the Chief Financial Officer of the Company, containing (i) a computation of each of the financial ratios and restrictions set forth in Section 10.6 and to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it and (ii) a written statement of the Company's management setting forth a discussion of the Company's financial condition, changes in financial condition and results of operations.

10.1.4
Reports to the SEC and to Shareholders. Promptly upon the filing or sending thereof, copies of all regular, periodic or special reports of the Company or any Subsidiary filed with the SEC; copies of all registration statements of the Company or any Subsidiary filed with the SEC (other than on Form S-8); and copies of all proxy statements or other communications made to security holders generally.

10.1.5
Notice of Default, Litigation and ERISA Matters. Promptly upon becoming aware of any of the following, written notice describing the same and the steps being taken by the Company or the Subsidiary affected thereby with respect thereto:

(1)      the occurrence of an Event of Default or an Unmatured Event of Default;

(2) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company to the Lenders which has been instituted or, to the knowledge of the Company, is threatened against the Company or any Subsidiary or to which any of the properties of any thereof is subject which might reasonably be expected to have a Material Adverse Effect;

(3) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), or any material increase in the contingent liability of the Company with respect to any post-retirement welfare plan benefit, or any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under
         Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent;

(4) any cancellation or material change in any insurance maintained by the Company or any Subsidiary; or

(5) any other event (including (i) any violation of any Environmental Law or the assertion of any Environmental Claim or (ii) the enactment or effectiveness of any law, rule or regulation) which might reasonably be expected to have a Material Adverse Effect.

10.1.6 Borrowing Base Certificates. Within 15 days of the end of each month, a Borrowing Base Certificate dated as of the end of such month and executed by the Chief Financial Officer of the Company on behalf of the Company (provided that (i) the Company may deliver a Borrowing Base Certificate more frequently if it chooses and (ii) at any time an Event of Default exists, the Agent may require the Company to deliver Borrowing Base Certificates more frequently), together with monthly accounts payable reports, Accounts Receivable reports and inventory listings, in form and substance acceptable to Agent.

10.1.7
 Management Reports. Promptly upon the request of the Agent or any Lender, copies of all detailed financial and management reports submitted to the Company by independent auditors in connection with each annual or interim audit made by such auditors of the books of the Company.

10.1.8
 Projections. As soon as practicable, and in any event within 30 days prior to the commencement of each Fiscal Year, financial projections for the Company and its Subsidiaries for such Fiscal Year (including an operating budget and a cash flow budget) prepared in a manner consistent with the projections delivered by the Company to the Lenders prior to the Closing Date or otherwise in a manner reasonably satisfactory to the Agent, accompanied by a certificate of the Chief Financial Officer of the Company on behalf of the Company to the effect that (i) such projections were prepared by the Company in good faith, (ii) the Company has a reasonable basis for the assumptions contained in such projections and
(iii) such projections have been prepared in accordance with such assumptions.

10.1.9 Subordinated Debt Notices. Promptly from time to time, copies of any notices (including notices of default or acceleration) received from any holder or trustee of, under or with respect to any Subordinated Debt.

10.1.10             Reserved.

10.1.11 Other Information. Promptly from time to time, such other information concerning the Company and its Subsidiaries as any Lender or the Agent may reasonably request.

10.2
Books, Records and Inspections. Keep, and cause each Subsidiary to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each Subsidiary to permit, any Lender or the Agent or any representative thereof to inspect the properties and operations of the Company or such Subsidiary; and permit, and cause each Subsidiary to permit, at any reasonable time during normal business hours, and with reasonable notice (or at any time without notice if an Event of Default exists), any Lender or the Agent or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and the Company hereby authorizes such independent auditors to discuss such financial matters with any Lender or the Agent or any representative thereof), and to examine (and, at the expense of the Company or the applicable Subsidiary, photocopy extracts from) any of its books or other records; and permit, and cause each Subsidiary to permit, the Agent and its representatives to inspect the Inventory and other tangible assets of the Company or such Subsidiary, to perform appraisals of the equipment of the Company or such Subsidiary, and to inspect, audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to Inventory, Accounts Receivable and any other collateral including, without limitation, quarterly collateral audits. All such inspections or audits by the Agent shall be at the Company's expense, provided that so long as no Event of Default or Unmatured Event of Default exists, the Company shall not be required to reimburse the Agent for audits more frequently than quarterly.

10.3
 Maintenance of Property; Insurance. (a) Keep, and cause each Subsidiary to keep, all property useful and necessary in the business of the Company or such Subsidiary in good working order and condition, ordinary wear and tear excepted.

(1) Maintain, and cause each Subsidiary to maintain, with responsible insurance companies, such insurance as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated[, but which shall insure against all risks and liabilities of the type identified on Schedule 9.17 and shall have insured amounts no less than, and deductibles no higher than, those set forth on such schedule; and, upon request of the Agent or any Lender, furnish to the Agent or such Lender a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Company and its Subsidiaries. The Company shall cause each issuer of an insurance policy to provide the Agent with an endorsement (i) showing loss payable to the Agent with respect to each policy of property or casualty insurance and naming the Agent, for itself and the benefit of Lenders, as an additional insured with respect to each policy of insurance for liability for personal injury or property damage, (ii) providing that 30 days' notice will be given to the Agent prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy and (iii) reasonably acceptable in all other respects to the Agent. The Company shall execute and deliver to the Agent a collateral assignment, in form and substance satisfactory to the Agent, of each business interruption insurance policy maintained by the Company.

(2) UNLESS THE COMPANY PROVIDES THE AGENT WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS AGREEMENT, THE AGENT MAY PURCHASE INSURANCE AT THE COMPANY'S EXPENSE TO PROTECT THE AGENT'S AND THE LENDERS' INTERESTS IN THE COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT THE COMPANY'S INTERESTS. THE COVERAGE THAT THE AGENT PURCHASES MAY NOT PAY ANY CLAIM THAT IS MADE AGAINST THE COMPANY IN CONNECTION WITH THE COLLATERAL. THE COMPANY MAY LATER CANCEL ANY INSURANCE PURCHASED BY THE AGENT, BUT ONLY AFTER PROVIDING THE AGENT WITH EVIDENCE THAT THE COMPANY HAS OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT. IF THE AGENT PURCHASES INSURANCE FOR THE COLLATERAL, THE COMPANY WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES THAT MAY BE IMPOSED WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE PRINCIPAL AMOUNT OF THE LOANS OWING HEREUNDER. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF THE INSURANCE THE COMPANY MAY BE ABLE TO OBTAIN ON ITS OWN.

10.4
 Compliance with Laws; Payment of Taxes and Liabilities. (a) Comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect; and (b) pay, and cause each Subsidiary to pay, prior to delinquency, all taxes and other governmental charges against it or any of its property, as well as claims of any kind which, if unpaid, might become a Lien on any of its property; provided that the foregoing shall not require the Company or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP.

10.5
  Maintenance of Existence, etc. Maintain and preserve, and (subject to Section 10.11) cause each Subsidiary to maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing does not have a Material Adverse Effect).

10.6     Financial Covenants.


10.6.1
 Fixed Charge Coverage Ratio. Not permit the Fixed Charge Coverage Ratio for any Coverage Ratio Computation Period (measured at each month end) to be less than the applicable ratio set forth below for such Coverage Ratio Computation Period:



------------------------------------------------------------------------- ------------------------------------------
                             Coverage Ratio                                             Fixed Charge
                          Computation Period                                           Coverage Ratio

------------------------------------------------------------------------- ------------------------------------------
------------------------------------------------------------------------- ------------------------------------------
September, 2000 through November, 2000 (each month end)                                    1.15:1
------------------------------------------------------------------------- ------------------------------------------
------------------------------------------------------------------------- ------------------------------------------
December, 2000 through February, 2001 (each month end)                                     1.20:1
------------------------------------------------------------------------- ------------------------------------------
------------------------------------------------------------------------- ------------------------------------------
March, 2001 through May, 2001 (each month end)                                             1.25:1
------------------------------------------------------------------------- ------------------------------------------
------------------------------------------------------------------------- ------------------------------------------
June, 2001 through November, 2001 (each month end)                                         1:35:1
------------------------------------------------------------------------- ------------------------------------------
------------------------------------------------------------------------- ------------------------------------------
December, 2001 and each month end thereafter                                               1.50:1
------------------------------------------------------------------------- ------------------------------------------

10.6.2
 Senior Debt to EBITDA Ratio. Not permit the Senior Debt to EBITDA Ratio as of the last day of any Computation Period (measured at each month end) to exceed the applicable ratio set forth below for such Computation Period:

----------------------------------------------------------------------------- --------------------------------------
                                                                                         Senior Debt to

                             Computation Period                                           EBITDA Ratio

----------------------------------------------------------------------------- --------------------------------------
----------------------------------------------------------------------------- --------------------------------------
September, 2000 through November, 2000 (each month end)                                      4.00:1
----------------------------------------------------------------------------- --------------------------------------
----------------------------------------------------------------------------- --------------------------------------
December, 2000 through February, 2001 (each month end)                                       3.25:1
----------------------------------------------------------------------------- --------------------------------------
----------------------------------------------------------------------------- --------------------------------------
March, 2001 through May, 2001 (each month end)                                               2.75:1
----------------------------------------------------------------------------- --------------------------------------
----------------------------------------------------------------------------- --------------------------------------
June, 2001 through August, 2001 (each month end)                                             2.50:1
----------------------------------------------------------------------------- --------------------------------------
----------------------------------------------------------------------------- --------------------------------------
September, 2001 through November, 2001 (each month end)                                      2.00:1
----------------------------------------------------------------------------- --------------------------------------
----------------------------------------------------------------------------- --------------------------------------
December, 2001 through November, 2002 (each month end)                                       1.75:1
----------------------------------------------------------------------------- --------------------------------------
----------------------------------------------------------------------------- --------------------------------------
December, 2002 and each month end thereafter                                                 1.50:1
----------------------------------------------------------------------------- --------------------------------------

10.6.3
Total Debt to EBITDA  Ratio.  Not permit the Total Debt to EBITDA Ratio as of the last day of any Computation Period (measured at each month end) to exceed the applicable ratio set forth below for such Computation Period:

---------------------------------------------------------------------------- ---------------------------------------

                            Computation Period                                           Total Debt to
                                                                                          EBITDA Ratio

---------------------------------------------------------------------------- ---------------------------------------
---------------------------------------------------------------------------- ---------------------------------------
September, 2000 through November, 2000 (each month end)                                      5.00:1
---------------------------------------------------------------------------- ---------------------------------------
---------------------------------------------------------------------------- ---------------------------------------
December, 2000 through February, 2001 (each month end)                                       4.00:1
---------------------------------------------------------------------------- ---------------------------------------
---------------------------------------------------------------------------- ---------------------------------------
March, 2001 through May, 2001 (each month end)                                               3.50:1
---------------------------------------------------------------------------- ---------------------------------------
---------------------------------------------------------------------------- ---------------------------------------
June, 2001 through August, 2001 (each month end)                                             3.25:1
---------------------------------------------------------------------------- ---------------------------------------
---------------------------------------------------------------------------- ---------------------------------------
September, 2001 through November, 2001 (each month end)                                      2.75:1
---------------------------------------------------------------------------- ---------------------------------------
---------------------------------------------------------------------------- ---------------------------------------
December, 2001 through November, 2002 (each month end)                                       2.25:1
---------------------------------------------------------------------------- ---------------------------------------
---------------------------------------------------------------------------- ---------------------------------------
December, 2002 and each month end thereafter                                                 2.00:1
---------------------------------------------------------------------------- ---------------------------------------

10.6.4
Capital Expenditures. Not permit the aggregate amount of all Capital Expenditures made by the Company and its Subsidiaries in any Fiscal Year to exceed $1,000,000.

Excess Availability. Not permit Availability to be less than $1,500,000 at any time a Borrowing Base Certificate is due under this Agreement or at any time a payment otherwise restricted under the first sentence of Section 10.10 of this Agreement is permitted to be made pursuant to the remaining provisions of
Section 10.10 (both before and after giving effect to such payment).

10.7
Limitations on Debt. Not, and not permit any Subsidiary to, create, incur, assume or suffer to exist any Debt, except:

obligations under this Agreement and the other Loan Documents;

Debt secured by Liens permitted by Section 10.8(d), and extensions, renewals and refinancings thereof; provided that the aggregate amount of all such Debt at any time outstanding shall not exceed $300,000;

Debt of Subsidiaries to the Company;

unsecured Debt of the Company to Subsidiaries;

Subordinated Debt, which Subordinated Debt may be refinanced by the Company, so long as the terms and conditions of such refinancing including, but not limited to, principal amount, interest rate and maturity date, are in form and substance acceptable to Agent and such refinancing is subject to a subordination agreement executed by the refinancing lenders in form and substance acceptable to Agent;

Hedging Obligations incurred for bona fide hedging purposes and not for speculation;

Debt described on Schedule 10.7 and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased;

the Debt to be Repaid (so long as such Debt is repaid on the Closing Date with the proceeds of the initial Loans hereunder); and

other Debt, in addition to the Debt listed above, in an aggregate amount not at any time exceeding $100,000.

Liens. Not, and not permit any Subsidiary to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except (collectively, the following shall herein be referred to as the "Permitted Liens"):

Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves;

Liens described on Schedule 10.8;

subject to the limitation set forth in Section 10.7(b), (i) Liens arising in connection with Capital Leases (and attaching only to the property being leased), (ii) Liens existing on property at the time of the acquisition thereof by the Company or any Subsidiary (and not created in contemplation of such acquisition) and (iii) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within 60 days of the acquisition thereof and attaches solely to the property so acquired;

attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $100,000 arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Company or any Subsidiary;

Liens arising under the Loan Documents; and

the  replacement,  extension or renewal of any Lien  permitted by clauses (c) or
(g) above upon or in the same property theretofore subject thereto arising out of the extension, renewal or replacement of the Debt secured thereby (without increase in the amount thereof).

Operating Leases. Not permit the aggregate amount of all rental payments under Operating Leases made (or scheduled to be made) by the Company and its Subsidiaries (on a consolidated basis) to exceed $350,000 in any Fiscal Year.

Restricted Payments. Not, and not permit any Subsidiary to, (a) make any distribution to any of its shareholders, (b) purchase or redeem any of its capital stock or other equity interests or any warrants, options or other rights in respect thereof, (c) pay any management fees or similar fees to any of its shareholders or any Affiliate thereof, (d) make any redemption, prepayment, defeasance or repurchase of any Subordinated Debt, (e) make any Earn-Out Payment (as defined in the Purchase Agreement) whether in the form of cash, stock or a promissory note, or (f) set aside funds for any of the foregoing.
Notwithstanding the foregoing, (i) any Subsidiary may pay dividends or make other distributions to the Company or to a Wholly-Owned Subsidiary; (ii) the Company may redeem any or all of the shares of Preferred Stock from GTI if, and only if, the following conditions are satisfied: (w) each share of Preferred Stock shall be redeemed for no more than $1,000,000 in the aggregate, plus a $50,000 dividend thereon; (x) the Agent shall have received in a timely manner the Borrowing Base Certificate for the month of August 2000; (y) the above-referenced Borrowing Base Certificate shall reflect Availability as of the Closing Date in excess of $3,000,000 (assuming such redemption payment was made on the Closing Date); and (z) no Event of Default or Unmatured Event of Default exists at the time of any such redemption payment(s) or would result therefrom; and (iii) so long as no Event of Default or Unmatured Event of Default exists or would result therefrom, and, at the time of making the payment, the Company is in compliance with each financial covenant set forth in Section 10.6, (before and after giving effect to the applicable payment), the Company may (x) make payments on the Onkyo Corporation Debt on the scheduled payment dates (but may not make any prepayments thereof), (y) pay dividends to GTI for the exclusive purpose of allowing GTI to make interest payments to Mennen in connection with a $3,000,000 portion of Mennen's loan to GTI ("Dividend Payments"); provided, however, such Dividend Payments may not, in the aggregate, (A) exceed $375,000 in any Fiscal Year, or (B) exceed $31,250 in any calendar month; and (z) pay management fees to GTI in an aggregate amount not exceeding $400,000 in the first Loan Year, $500,000 in the second Loan Year and $600,000 in the third Loan Year (collectively, the "Management Fee Payments"); provided, however, the amount of such Management Fee Payments shall not exceed 1/12 of the applicable Management Fee Payment in any calendar month ("Maximum Monthly Payment"), except that if the Company is restricted from making the Maximum Monthly Payment due to the other limitations set forth herein, the Company may make payment on account of such Management Fee Payment in excess of the Maximum Monthly Payment during subsequent calendar months within the same Loan Year (and no such excess payments may be extended past the then current Loan Year) so long as such payments are otherwise in compliance with the limitations set forth in this subsection (iii). To the extent the Company is restricted from making any payment referenced in clauses (x), (y) or (z) of subsection (iii) above because
(i) such payment would either cause an Event of Default or Unmatured Event of Default to occur or (ii) such payment would cause the Company to not be in compliance with each financial covenant set forth in Section 10.6, the Company may make a partial payment thereof to the extent any of the events listed in either (i) or (ii) of this sentence is not triggered thereby. If at any time within twelve (12) months of the Company's making of any Management Fee Payment or Dividend Payment, either an Event of Default or Unmatured Event of Default occurs or the Company fails to be in compliance with each financial covenant set forth in Section 10.6, the Company shall cause GTI to immediately upon demand repay such amount of the Management Fee Payment or Dividend Payment, as applicable, to the extent necessary to cure such Event of Default or Unmatured Event of Default.

10.11
Mergers, Consolidations, Sales. Not, and not permit any Subsidiary to, be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or, except in the ordinary course of its business, sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any receivables, except for (a) any such merger, consolidation, sale, transfer, conveyance, lease or assignment of or by any Wholly-Owned Subsidiary into the Company or into, with or to any other Wholly-Owned Subsidiary; (b) any such purchase or other acquisition by the Company or any Wholly-Owned Subsidiary of the assets or stock of any Wholly-Owned Subsidiary; and (c) sales and dispositions of assets
(including the stock of Subsidiaries) for at least fair market value (as determined by the Board of Directors of the Company) so long as the net book value of all assets sold or otherwise disposed of in any Fiscal Year does not exceed 10% of the net book value of the consolidated assets of the Company and its Subsidiaries as of the last day of the preceding Fiscal Year.

10.12
Modification of Organizational Documents. Not permit the Certificate or Articles of Incorporation, By-Laws or other organizational documents of the Company or any Subsidiary to be amended or modified in any way which might reasonably be expected to materially adversely affect the interests of the Lenders.

10.13
Use of Proceeds. Use the proceeds of the Loans, and the Letters of Credit, solely to finance the Purchase, for working capital, for Capital Expenditures and for other general corporate purposes; and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock.

10.14
Further Assurances. Take, and cause each Subsidiary to take, such actions as are necessary or as the Agent or the Required Lenders may reasonably request from time to time (including the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, deeds of trust, financing statements and other documents, the filing or recording of any of the foregoing, and the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession) to ensure that (a) the obligations of the Company hereunder and under the other Loan Documents (i) are secured by substantially all of the assets of the Company and (ii) guaranteed by all of its Subsidiaries (including, promptly upon the acquisition or creation thereof, any Subsidiary acquired or created after the date hereof) by execution of a counterpart of the Guaranty and (b) the obligations of each Subsidiary under the Guaranty are secured by substantially all of the assets of such Subsidiary.


Cause each financial institution (other than the Agent) at which the Company or any Subsidiary maintains any lockbox, deposit account or other similar account to deliver to the Agent a writing, in form and substance satisfactory to the Agent, (x) acknowledging and consenting to the security interest of the Agent in such lockbox or account and all cash, checks, drafts and other instruments or writings for the payment of money from time to time therein, (y) confirming such financial institution's agreement to follow the instructions of the Agent with respect to all such cash, checks, drafts and other instruments or writings for the payment of money and (z) waiving all rights of setoff and Lender's lien on all items held in any such lockbox or account (other than with respect to payment of fees and expenses for account services).

10.15
Transactions with Affiliates. Except as otherwise permitted by this Agreement, not, and not permit any Subsidiary to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (other than the Company and its Subsidiaries) which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates.

10.16
Employee Benefit Plans. Maintain, and cause each Subsidiary to maintain, each Pension Plan in substantial compliance with all applicable requirements of law and regulations.

10.17
Environmental Matters. (a) If any Release or Disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of the Company or any Subsidiary, the Company shall, or shall cause the applicable Subsidiary to, cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, the Company shall, and shall cause each Subsidiary to, comply with any valid Federal or state judicial or administrative order requiring the performance at any real property of the Company or any Subsidiary of activities in response to the Release or threatened Release of a Hazardous Substance.

To the extent that the transportation of "hazardous waste" as defined by RCRA is permitted by this Agreement, the Company shall, and shall cause its Subsidiaries to, dispose of such hazardous waste only at licensed disposal facilities operating in compliance with Environmental Laws.

10.18
Unconditional Purchase Obligations. Not, and not permit any Subsidiary to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services.

10.19
Inconsistent Agreements. Not, and not permit any Subsidiary to, enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by the Company hereunder or by the performance by the Company or any Subsidiary of any of its obligations hereunder or under any other Loan Document, (b) prohibit the Company or any Subsidiary from granting to the Agent, for the benefit of the Lenders, a Lien on any of its assets or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to the Company or any other applicable Subsidiary, or pay any Debt owed to the Company or any other Subsidiary, (ii) make loans or advances to the Company or
(iii) transfer any of its assets or properties to the Company.

10.20
Business Activities. Not, and not permit any Subsidiary to, engage in any line of business other than the businesses engaged in on the date hereof and businesses reasonably related thereto.

10.21
Investments. Not, and not permit any Subsidiary to, make or permit to exist any Investment in any other Person, except (without duplication) the following:

in the ordinary course of business, Investments by the Company in any Subsidiary or by any Subsidiary in the Company, by way of intercompany loans, advances or guaranties, all to the extent permitted by Section 10.7;

Suretyship Liabilities permitted by Section 10.7;

Cash Equivalent Investments;

Lender deposits in the ordinary course of business (subject to the requirements of Section 10.14(b); and

Investments in securities of account debtors received pursuant to any plan of reorganization or similar arrangement upon the Bankruptcy or insolvency of such account debtors.

provided that (x) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; (y) no Investment otherwise permitted by clause (a) or
(b) shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or Unmatured Event of Default exists.

Restriction of Amendments to Certain Documents. Not amend or otherwise modify, or waive any rights under, the Onkyo Merger Agreement, the Purchase Agreement or any documents related to the Subordinated Debt.

10.23
Interest Rate Protection. At the request of Agent, enter into an interest rate protection mechanism on an ISDA standard form with one or more Lenders or Affiliates thereof or with counterparties reasonably acceptable to the Agent to hedge the interest rate with respect to not less than 50% of the principal amount of the Term Loans in form and substance reasonably satisfactory to the Agent.

10.24
Fiscal Year.  Not change its Fiscal Year.

10.25
Cancellation of Debt. Not, and not permit any Subsidiary to, cancel any claim or debt owing to it, except for reasonable consideration or in the ordinary course of business, and except for the cancellation of debts or claims not to exceed $10,000 in any Fiscal Year.

Collection of Accounts and Payments. Establish lockboxes and blocked accounts (collectively, "Blocked Accounts") in Company's name with such banks ("Collecting Banks") as are acceptable to the Agent (subject to irrevocable instructions acceptable to the Agent as hereinafter set forth) to which all Account Debtors shall directly remit all payments on Accounts Receivable and in which Company will immediately deposit all payments made for Inventory or other payments constituting proceeds of Collateral (as defined in the Security Agreement delivered by the Company to Agent on the Closing Date) in the
identical form in which such payment was made, whether by cash or check. The Collecting Banks shall acknowledge and agree, in a manner satisfactory to the Agent, that all payments made to the Blocked Accounts are the sole and exclusive property of the Agent, for the benefit of the Lenders, and that the Collecting Banks have no right of setoff against the Blocked Accounts (except as specifically provided in any blocked account agreement between Agent and such Collecting Bank) and that all such payments received will be promptly transferred to the Agent's account for application against the Revolving Outstandings or any other obligations due from the Company to Agent or the Lenders. The Company hereby agrees that all payments received by the Agent, whether by cash, check, wire transfer or any other instrument, made to such Blocked Accounts or otherwise received by the Agent and whether on any Account Receivable or as proceeds of other Collateral or otherwise will be the sole and exclusive property of the Agent, for the benefit of Lenders. Company shall irrevocably instruct each Collecting Bank to promptly transfer all payments or deposits to the Blocked Accounts into the Agent's account on a daily basis or as otherwise instructed by Agent. Company, and any of its Affiliates, employees, agents or other Persons acting for or in concert with Company, shall, acting as trustee for the Agent, receive, as the sole and exclusive property of the Agent, any monies, checks, notes, drafts or any other payments relating to and/or proceeds of Accounts Receivable or other Collateral which come into the possession or under the control of Company or any of its Affiliates, employees, agents or other Persons acting for or in concert with Company, and immediately upon receipt thereof, Company or such Persons shall remit the same or cause the same to be remitted, in kind, to the Agent's account.

Not permit any material amount of inventory, equipment or other personal property not owned by the Company to be kept upon any of Company's owned or leased premises unless the Company provides the Agent, on a quarterly basis, with a schedule listing such items in reasonable detail and the owner(s) thereof.

SECTION 11.    EFFECTIVENESS; CONDITIONS OF LENDING, ETC.

The obligation of each Lender to make its Loans and of the Issuing Lender to issue Letters of Credit is subject to the following conditions precedent:

11.1
Initial Credit Extension. The obligation of the Lenders to make the initial Loans and the obligation of the Issuing Lender to issue its initial Letter of Credit (whichever first occurs) is, in addition to the conditions precedent specified in Section 11.2, subject to the conditions precedent that (1) all Debt to be Repaid has been (or concurrently with the initial borrowing will be) paid in full, and that all agreements and instruments governing the Debt to be Repaid and that all Liens securing such Debt to be Repaid have been (or concurrently with the initial borrowing will be) terminated and (2) the Agent shall have received (a) evidence, reasonably satisfactory to the Agent, that the Company has received equity and subordinated debt contributions ("Junior Investment") in form and substance acceptable to Agent. The Junior Investment shall consist of
(i) a minimum $3,000,000 capital contribution in exchange for common shares of the Company, and (ii) a minimum $7,000,000 loan, as evidenced by a promissory note from the Company in favor of Mennen, (b) evidence, reasonably satisfactory to the Agent, that the Company has completed, or concurrently with the initial credit extension hereunder will complete, the Purchase in accordance with the terms of the Purchase Agreement (without any amendment thereto or waiver thereunder unless consented to by the Required Lenders); and (c) all of the following, each duly executed and dated the Closing Date (or such earlier date as shall be satisfactory to the Agent), in form and substance satisfactory to the Agent (and the date on which all such conditions precedent have been satisfied or waived in writing by the Agent and the Required Lenders is called the "Closing Date"):

11.1.1
Notes.  The Notes.

11.1.2
Resolutions. Certified copies of resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of this Agreement, the Notes and the other Loan Documents to which the Company is a party; and certified copies of resolutions of the Board of Directors of each other Loan Party and each Guarantor authorizing the execution, delivery and performance by such Loan Party or Guarantor of each Loan Document to which such entity is a party.

11.1.3
Consents, etc. Certified copies of all documents evidencing any necessary corporate or partnership action, consents and governmental approvals (if any) required for the execution, delivery and performance by the Company and each other Loan Party or Guarantor of the documents referred to in this Section 11.

11.1.4
Incumbency and Signature Certificates. A certificate of the Secretary or an Assistant Secretary (or other appropriate representative) of each Loan Party and Guarantor certifying the names of the officer or officers of such entity authorized to sign the Loan Documents to which such entity is a party, together with a sample of the true signature of each such officer (it being understood that the Agent and each Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein).

11.1.5
Guaranty. A Guaranty executed by each Guarantor.

11.1.6
Security Agreement. A counterpart of the Security Agreement executed by the Company and each Subsidiary.

11.1.7
Pledge Agreements. Pledge Agreements executed by GTI and the Company together with all items required to be delivered in connection therewith.


11.1.8
Real Estate Documents. With respect to each parcel of real property owned by the Company or any Subsidiary, other than the Residential Real Estate, a duly executed Mortgage providing for a fully perfected Lien, in favor of the Agent, in all right, title and interest of the Company or such Subsidiary in such real property, together with:

an ALTA Loan Title Insurance Policy, issued by an insurer acceptable to the Agent, insuring the Agent's Lien on such real property and containing such endorsements as the Agent may reasonably require (it being understood that the amount of coverage, exceptions to coverage and status of title set forth in such policy shall be acceptable to the Agent);

copies of all documents of record concerning such real property as shown on the commitment for the ALTA Loan Title Insurance Policy referred to above;

original or certified copies of all insurance policies required to be maintained with respect to such real property by this Agreement, the applicable Mortgage or any other Loan Document;

a survey certified to the Agent meeting such standards as the Agent may reasonably establish and otherwise reasonably satisfactory to the Agent;

a flood insurance policy concerning such real property, reasonably satisfactory to the Agent, if required by the Flood Disaster Protection Act of 1973; and

an appraisal, satisfactory to the Agent, prepared by an independent appraiser engaged directly by the Agent, of such parcel of real property or interest in real property, which appraisal shall satisfy the requirements of the Financial Institutions Reform, Recovery and Enforcement Act, if applicable, and shall evidence compliance with the supervisory loan-to-value limits set forth in the Federal Deposit Insurance Corporation Improvement Act of 1991, if applicable.

         Additionally, in the case of any leased real property, a consent, in form and substance satisfactory to the Agent, from the owner waiving any landlord's Lien in respect of personal property kept at the premises subject to such lease.

11.1.9
Purchase Agreement Assignment. A purchase agreement assignment in form and substance acceptable to Agent (the "Purchase Agreement Assignment") executed by the Company and Sellers.

11.1.10
Subordination/Intercreditor Agreement. The Mennen Subordination Agreement.

11.1.11
Opinions of Counsel. The opinions of (a) Michael Harris, P.A.; (b) Ice Miller, special counsel to Onkyo America and Subsidiary; (c) legal counsel to Mennen;
(d) special tax counsel with respect to the tax free nature of the Onkyo Merger; and (e) all opinions delivered in connection with the closing of the Purchase Agreement (which opinions in Agent's sole descrition shall state (or be accompanied by letters which state) that the Agent and the Lenders may rely thereon).

11.1.12
Insurance. Evidence satisfactory to the Agent of the existence of insurance required to be maintained pursuant to Section 10.3(b), together with evidence that the Agent has been named as a lender's loss payee and an additional insured on all related insurance policies.

11.1.13
Copies of Documents. True, correct and complete copies, certified by the Secretary of the Company, of (i) the Purchase Agreement and all documents and agreements (ii) all documents and agreements related to the Subordinated Debt.

11.1.14
Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with all Attorney Costs of the Agent to the extent invoiced prior to the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Agent's reasonable estimate of Attorney Costs incurred or to be incurred by the Agent through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Agent).

11.1.15
Solvency Opinion. A Solvency Opinion, in form and substance acceptable to Agent, from Duff & Phelps, LLC.

11.1.16
Pro Forma. A consolidated pro forma balance sheet of the Company as at the Closing Date, adjusted to give effect to the consummation of the Purchase and the financings contemplated hereby as if such transactions had occurred on such date, consistent in all material respects with the sources and uses of cash as previously described to the Lenders and the forecasts previously provided to the Lenders.

11.1.17
Search Results; Lien Terminations. Certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Agent, dated a date reasonably near to the Closing Date, listing all effective financing statements which name the Company, GTI and each Subsidiary (under their present names and any previous names) as debtors and which are filed in the jurisdictions in which filings are to be made pursuant to the Collateral Documents, together with (i) copies of such financing statements, (ii) executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person in any collateral described in the Collateral Documents previously granted by any Person (other than Liens permitted by
Section 10.8) and (iii) such other Uniform Commercial Code Form UCC-3 termination statements as the Agent may reasonably request.

11.1.18
Filings, Registrations and Recordings. The Agent shall have received each document (including Uniform Commercial Code financing statements) required by the Collateral Documents or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create in favor of the Agent, for the benefit of the Lenders, a perfected Lien on the collateral described therein, prior and superior to any other Person, in proper form for filing, registration or recording.

11.1.19
Closing Certificate. A certificate signed by a Vice President or other Authorized Officer of the Company dated as of the Closing Date, affirming the matters set forth in Section 11.2.1 as of the Closing Date.

11.1.20
Borrowing Base Certificate. A Borrowing Base Certificate dated as of the Closing Date and reflecting a minimum of $3,000,000 in Availability.

11.1.21
Purchase Certificate, Consents and Permits. A certificate executed by a Vice President or other authorized officer of the Company on behalf of the Company certifying the occurrence of the closing of the Purchase and that such closing has been consummated in accordance with the terms of the Purchase Agreement without waiver of any material condition thereof; together with evidence satisfactory to the Agent that (i) all necessary governmental, regulatory, creditor, shareholder, partner and other material consents, approvals and exemptions required to be obtained by the Company in connection with the Purchase have been duly obtained and are in full force and effect and (ii) all material permits necessary for the operation of the Company have been obtained.

11.1.22
Merger Certificate, Consents and Permits. A certificate executed by a Vice President or other authorized officer of the Company on behalf of the Company certifying the occurrence of the closing of the Onkyo Merger and that such transaction has been consummated in accordance with the terms of the Onkyo Merger Agreement without waiver of any material condition thereof; together with evidence satisfactory to the Agent that (i) all necessary governmental, regulatory, creditor, shareholder, partner and other material consents, approvals and exemptions required to be obtained by the Company in connection with the Onkyo Merger have been duly obtained and are in full force and effect and (ii) all material documents and filings necessary for the effectiveness of the Onkyo Merger have been obtained.

11.1.23
Merger Related Documents of Assignment and Assumption. The following documents, each duly executed by Onkyo America, Inc., an Indiana corporation, as the surviving corporation of the Onkyo Merger, and any other Person party thereto:
(i) Omnibus Amendment Agreement; (ii) Security Agreement; (iii) Acknowledgment of Security Agreement; (iv) Amendment to Pledge Agreement, together with the delivery of the stock certificate of Onkyo America, Inc. issued to GTI and a stock power executed in blank; (v) Substitute Revolving Note in favor of GMACBC in the maximum principal amount available of $20,000,000; (vi) Substitute Term Loan A Note in favor of GMACBC in the original principal amount of $5,230,000;
(vii) Substitute Term Loan B Note in favor of GMACBC in the original principal amount of $6,000,000; (viii) UCC-1 Financing Statement; (ix) Secretary's Certificate attaching and certifying to (a) resolutions approving the financing transaction, the Onkyo Merger and the related assumption by Onkyo America, Inc. of all obligations of the Company, (b) Bylaws of Onkyo America, Inc., and (c) incumbency of Onkyo America, Inc.; (x) Certified Articles or Certificate of Incorporation, as applicable, of Onkyo America, Inc. from the Indiana Secretary of State; (xi) Good Standing Certificate or equivalent of Onkyo America, Inc. from the Indiana Secretary of State; and (xii) such other documents as required by Agent.

11.1.24
Collateral Assignment. Collateral Assignment executed by the Company and GTI, along with the original promissory note referenced therein affixed thereto.

11.1.25
  Other. Such other documents as the Agent or any Lender may reasonably request.

11.2
  Conditions. The obligation (a) of each Lender to make each Loan and (b) of the Issuing Lender to issue each Letter of Credit is subject to the following further conditions precedent that:

11.2.1
 Compliance with Warranties, No Default, etc. Both before and after giving effect to any borrowing and the issuance of any Letter of Credit, the following statements shall be true and correct:

(1) the representations and warranties of the Company and each Subsidiary set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

(2) no Event of Default or Unmatured Event of Default shall have then occurred and be continuing.

11.2.2
 Confirmatory Certificate. If requested by the Agent or any Lender, the Agent shall have received (in sufficient counterparts to provide one to each Lender) a certificate dated the date of such requested Loan or Letter of Credit and signed by a duly authorized representative of the Company as to the matters set out in Section 11.2.1 (it being understood that each request by the Company for the making of a Loan or the issuance of a Letter of Credit shall be deemed to constitute a warranty by the Company that the conditions precedent set forth in Section 11.2.1 will be satisfied at the time of the making of such Loan or the issuance of such Letter of Credit), together with such other documents as the Agent or any Lender may reasonably request in support thereof.

SECTION 12.    EVENTS OF DEFAULT AND THEIR EFFECT.

12.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

12.1.1
Non-Payment of the Loans, etc. Default in the payment when due of the principal of any Loan; or default, and continuance thereof for five days, in the payment when due of any interest, fee, reimbursement obligation with respect to any Letter of Credit or other amount payable by the Company hereunder or under any other Loan Document.

12.1.2
Non-Payment of Other Debt. Any default shall occur under the terms applicable to any Debt of the Company or any Subsidiary in an aggregate amount (for all such Debt so affected) exceeding $250,000 and such default shall (a) consist of the failure to pay such Debt when due, whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable (or require the Company or any Subsidiary to purchase or redeem such Debt) prior to its expressed maturity.

12.1.3
Other Material Obligations. Default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, the Company or any Subsidiary with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, might reasonably be expected to have a Material Adverse Effect.

12.1.4
Bankruptcy, Insolvency, etc. The Company or any Subsidiary becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or the Company or any Subsidiary applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for the Company or such Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Company or any Subsidiary or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of the Company or any
Subsidiary, and if such case or proceeding is not commenced by the Company or such Subsidiary, it is consented to or acquiesced in by the Company or such Subsidiary, or remains for 60 days undismissed; or the Company or any Subsidiary takes any action to authorize, or in furtherance of, any of the foregoing.

12.1.5
Non-Compliance with Loan Documents. (a) Failure by the Company to comply with or to perform any covenant set forth in Sections 10.1.5(a), 10.5 through 10.15, 10.20 through 10.22, and 10.26; or (b) failure by the Company to comply with or to perform any other provision of this Agreement or any other Loan Document (and not constituting an Event of Default under any other provision of this Section 12) and continuance of such failure described in this clause (b) for 30 days after the Company has been notified by the Agent of such failure.

12.1.6
  Warranties. Any warranty made by the Company or any Subsidiary herein or any other Loan Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by the Company or any Subsidiary to the Agent or any Lender in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

12.1.7
Pension Plans. (i) Institution of any steps by the Company or any other Person to terminate a Pension Plan if as a result of such termination the Company could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $50,000; (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; or (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that the Company and the Controlled Group have incurred on the date of such withdrawal) exceeds $50,000.

12.1.8
Judgments. Final judgments which exceed an aggregate of $250,000 shall be rendered against the Company or any Subsidiary and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.

12.1.9
Invalidity of Guaranty, etc. The Guaranty shall cease to be in full force and effect with respect to either of any Subsidiary; or any Subsidiary (or any Person by, through or on behalf of such Subsidiary) shall contest in any manner the validity, binding nature or enforceability of the Guaranty with respect to such Subsidiary.

12.1.10
Invalidity of Collateral Documents, etc. Any Collateral Document shall cease to be in full force and effect; or the Company or any Subsidiary (or any Person by, through or on behalf of the Company or any Subsidiary) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.

12.1.11
Invalidity of Subordination Provisions, etc. Any subordination provision in any document or instrument governing Subordinated Debt, or any subordination provision in any guaranty by any Subsidiary of any Subordinated Debt, shall cease to be in full force and effect, or the Company or any other Person (including the holder of any applicable Subordinated Debt) shall contest in any manner the validity, binding nature or enforceability of any such provision.

12.1.12
Change of Control.  GTI shall cease to  collectively  (i) own and control
100% of the outstanding voting stock of the Company or (ii) have the right to elect a majority of the board of directors of the Company.

12.1.13 Material Adverse Effect. The occurrence of any event having a Material Adverse Effect.

12.1.13.1
Merger. The Onkyo Merger shall not occur within one (1) Business Day of the Closing Date.

12.2
Effect of Event of  Default.  If any Event of Default  described  in Section
12.1.4 shall occur, the Commitments (if they have not theretofore terminated) shall immediately terminate and the Loans and all other obligations hereunder shall become immediately due and payable and the Company shall become immediately obligated to Cash Collateralize all Letters of Credit, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, the Agent (upon written request of the Required Lenders) shall declare the Commitments (if they have not theretofore terminated) to be terminated and/or declare all Loans and all other obligations hereunder to be due and payable and/or demand that the Company immediately Cash Collateralize all Letters of Credit, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and/or all Loans and all other obligations hereunder shall become immediately due and payable and/or the Company shall immediately become obligated to Cash Collateralize all Letters of Credit, all without presentment, demand, protest or notice of any kind. The Agent shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in Section
12.1.1 or Section 12.1.4 may be waived by the written concurrence of all of the Lenders, and the effect as an Event of Default of any other event described in this Section 12 may be waived by the written concurrence of the Required Lenders. Any cash collateral delivered hereunder shall be held by the Agent (without liability for interest thereon) and applied to obligations arising in connection with any drawing under a Letter of Credit. After the expiration or termination of all Letters of Credit, such cash collateral shall be applied by the Agent to any remaining obligations hereunder and any excess shall be delivered to the Company or as a court of competent jurisdiction may elect.

SECTION 13.  THE AGENT.

13.1
Appointment and Authorization. (a) Each Lender hereby irrevocably (subject to Section 13.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

(1) The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith. The Issuing Lender shall have all of the benefits and immunities (i) provided to the Agent in this Section 13 with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Agent", as used in this Section 13, included the Issuing Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Lender.

13.2
Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

13.3
Liability of Agent. None of the Agent nor any of its directors, officers, employees or agents shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

13.4
Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, confirmation from the Lenders of their obligation to indemnify the Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

13.5
Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Lenders in accordance with Section 12; provided that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders.

13.6
Credit Decision. Each Lender acknowledges that the Agent has not made any representation or warranty to it, and that no act by the Agent hereafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan
Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of the Company which may come into the possession of the Agent.

13.7
Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do
so), pro rata, from and against any and all Indemnified Liabilities; provided that no Lender shall be liable for any payment to any such Person of any portion of the Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket  expenses  (including  Attorney  Costs)  incurred  by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit, any foreclosure under, or modification, release or discharge of, any or all of the Collateral Documents, termination of this Agreement and the resignation or replacement of the Agent.

13.8
Agent in Individual Capacity. GMACBC and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though GMACBC were not the Agent or the Issuing Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, GMACBC or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to their Loans (if any), GMACBC and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though GMACBC were not the Agent and the Issuing Lender, and the terms "Lender" and "Lenders" include GMACBC and its Affiliates, to the extent applicable, in their individual capacities.

13.9
Successor Agent. The Agent may resign as Agent upon 30 days' notice to the Lenders. If the Agent resigns under this Agreement, the Required Lenders shall, with (so long as no Event of Default exists) the consent of the Company (which shall not be unreasonably withheld or delayed), appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Company, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent, and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 13 and Sections 14.6 and 14.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

13.10
Collateral Matters. The Lenders irrevocably authorize the Agent, at its option and in its discretion, (a) to release any Lien granted to or held by the Agent under any Collateral Document (i) upon termination of the Commitments and payment in full of all Loans and all other obligations of the Company hereunder and the expiration or termination of all Letters of Credit; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; or (iii) subject to Section 14.1, if approved, authorized or ratified in writing by the Required Lenders; or (b) to subordinate its interest in any collateral to any holder of a Lien on such collateral which is permitted by clause (d)(i) or (d)(iii) of Section 10.8 (it being understood that the Agent may conclusively rely on a certificate from the Company in determining whether the Debt secured by any such Lien is permitted by Section 10.7(b)). Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release, or subordinate its interest in, particular types or items of collateral pursuant to this Section 13.10.

SECTION 14.   GENERAL.

14.1
 Waiver; Amendments. No delay on the part of the Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Notes shall in any event be effective unless the same shall be in writing and signed and delivered by Lenders having an aggregate Pro Rata Share of not less than the aggregate Pro Rata Share expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement or the Notes, by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall change the Pro Rata Share of any Lender without the consent of such Lender. No amendment, modification, waiver or consent shall (i) increase the Revolving Commitment Amount, (ii) extend the date for payment of any principal of or interest on the Loans or any fees payable hereunder, (iii) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, (iv) release the Guaranty or all or any substantial part of the collateral granted under the Collateral Documents or (v) reduce the aggregate Pro Rata Share required to effect an amendment, modification, waiver or consent without, in each case, the consent of all Lenders. No provision of Section 13 or other provision of this Agreement affecting the Agent in its capacity as such shall be amended, modified or waived without the consent of the Agent. No provision of this Agreement relating to the rights or duties of the Issuing Lender in its capacity as such shall be amended, modified or waived without the consent of the Issuing Lender.

14.2 Confirmations. The Company and each holder of a Note agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Agent) the aggregate unpaid principal amount of the Loans then outstanding under such Note.

14.3
Notices. Except as otherwise provided in Sections 2.2.2 and 2.2.3, all notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown on Schedule 14.3 or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received. For purposes of Sections 2.2.2 and 2.2.3, the Agent shall be entitled to rely on telephonic instructions from any person that the Agent in good faith believes is an authorized officer or employee of the Company, and the Company shall hold the Agent and each other Lender harmless from any loss, cost or expense resulting from any such reliance.

14.4
Computations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied; provided that if the Company notifies the Agent that the Company wishes to amend any covenant in Section 10 to eliminate or to take into account the effect of any change in GAAP on the operation of such covenant (or if the Agent notifies the Company that the Required Lenders wish to amend
Section 10 for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders.

14.5
Regulation U. Each Lender represents that it in good faith is not relying, either directly or indirectly, upon any Margin Stock as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.

14.6
Costs, Expenses and Taxes. The Company agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Agent (including Attorney Costs) in connection with the preparation, execution, syndication, delivery and administration of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan
Document), and all reasonable out-of-pocket costs and expenses (including Attorney Costs) incurred by the Agent and each Lender after an Event of Default in connection with the enforcement of this Agreement, the other Loan Documents or any such other documents. In addition, the Company agrees to pay, and to save the Agent and the Lenders harmless from all liability for, (a) any stamp or other taxes (excluding income taxes and franchise taxes based on net income) which may be payable in connection with the execution and delivery of this Agreement, the borrowings hereunder, the issuance of the Notes or the execution and delivery of any other Loan Document or any other document provided for herein or delivered or to be delivered hereunder or in connection herewith and
(b) any fees of the Company's auditors in connection with any reasonable exercise by the Agent and the Lenders of their rights pursuant to Section 10.2 including, but not limited to, the cost of $750 per audit day per auditor, plus all out-of-pocket costs and expenses in connection therewith, including, without limitation, third party auditor costs and fees. All obligations provided for in this Section 14.6 shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit and termination of this Agreement.

14.7 Subsidiary References. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Company has one or more Subsidiaries.

14.8
 Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

14.9     Assignments; Participations.

14.9.1
Assignments. Any Lender may, with the prior written consents of the Issuing Lender and the Agent and (so long as no Event of Default exists) the Company (which consents shall not be unreasonably delayed or withheld and, in any event, shall not be required for an assignment by a Lender to one of its Affiliates), at any time assign and delegate to one or more commercial Lenders or other Persons (any Person to whom such an assignment and delegation is to be made being herein called an "Assignee") all or any fraction of such Lender's Loans and Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans and Commitment) in a minimum aggregate amount equal to the lesser of (i) the amount of the assigning Lender's Pro Rata Share of the Revolving Commitment Amount plus the unpaid amount of such Lender's Term Loan and (ii) $5,000,000; provided that
(a) no assignment and delegation may be made to any Person if, at the time of such assignment and delegation, the Company would be obligated to pay any greater amount under Section 7.6 or Section 8 to the Assignee than the Company is then obligated to pay to the assigning Lender under such Sections (and if any assignment is made in violation of the foregoing, the Company will not be required to pay the incremental amounts) and (b) the Company and the Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee until the date when all of the following conditions shall have been met:

                  (x) five Business Days (or such lesser period of time as the Agent and the assigning Lender shall agree) shall have passed after written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee, shall have been given to the Company and the Agent by such assigning Lender and the Assignee,

                  (y) the assigning Lender and the Assignee shall have executed and delivered to the Company and the Agent an assignment agreement substantially in the form of Exhibit D (an "Assignment Agreement"), together with any documents required to be delivered thereunder, which Assignment Agreement shall have been accepted by the Agent, and

                  (z) except in the case of an assignment by a Lender to one of its Affiliates, the assigning Lender or the Assignee shall have paid the Agent a processing fee of $3,500.

From and after the date on which the conditions  described  above have been met,
(x) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (y) the assigning Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignment Agreement, shall be released from its obligations hereunder. Within five Business Days after effectiveness of any assignment and delegation, the Company shall execute and deliver to the Agent (for delivery to the Assignee and the Assignor, as applicable) a new Note in the principal amount of the Assignee's Pro Rata Share of the Revolving Commitment Amount plus the principal amount of the Assignee's Term Loan and, if the assigning Lender has retained a Commitment hereunder, a replacement Note in the principal amount of the Pro Rata Share of the Revolving Commitment Amount retained by the assigning Lender plus the principal amount of the Term Loan retained by the assigning Lender (such Note to be in exchange for, but not in payment of, the predecessor Note held by such assigning Lender). Each such Note shall be dated the effective date of such assignment. The assigning Lender shall mark the predecessor Note "exchanged" and deliver it to the Company. Accrued interest on that part of the predecessor Note being assigned shall be paid as provided in the Assignment Agreement. Accrued interest and fees on that part of the predecessor Note not being assigned shall be paid to the assigning Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Any attempted assignment and delegation not made in accordance with this Section 14.9.1 shall be null and void.

         Notwithstanding the foregoing provisions of this Section 14.9.1 or any other provision of this Agreement, any Lender may at any time assign all or any portion of its Loans and its Note to a Federal Reserve Lender (but no such assignment shall release any Lender from any of its obligations hereunder).

14.9.2
Participations. Any Lender may at any time sell to one or more commercial Lenders or other Persons participating interests in any Loan owing to such Lender, the Note held by such Lender, the Commitment of such Lender, the direct or participation interest of such Lender in any Letter of Credit or any other interest of such Lender hereunder (any Person purchasing any such participating interest being herein called a "Participant"). In the event of a sale by a Lender of a participating interest to a Participant, (x) such Lender shall remain the holder of its Note for all purposes of this Agreement, (y) the Company and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder and (z) all amounts payable by the Company shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any of the events described in the fourth sentence of Section
14.1. Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Lender enters into with any Participant. The Company agrees that if amounts outstanding under this Agreement and the Notes are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement, any Note and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or such Note; provided that such right of setoff shall be subject to the obligation of each Participant to share with the Lenders, and the Lenders agree to share with each Participant, as provided in Section 7.5. The Company also agrees that each Participant shall be entitled to the benefits of Section
7.6 and Section 8 as if it were a Lender (provided that no Participant shall receive any greater compensation pursuant to Section 7.6 or Section 8 than would have been paid to the participating Lender if no participation had been sold).

14.10
Governing  Law. This  Agreement and each Note shall be a contract made under and governed by the internal laws of the State of Illinois applicable to contracts made and to be performed entirely within such State. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Company and rights of the Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

14.11
Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

14.12
 Successors and Assigns. This Agreement shall be binding upon the Company, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Agent and the successors and assigns of the Lenders and the Agent.

14.13
Indemnification by the Company. In consideration of the execution and delivery of this Agreement by the Agent and the Lenders and the agreement to extend the Commitments provided hereunder, the Company hereby agrees to indemnify, exonerate and hold the Agent, each Lender and each of the officers, directors, employees, Affiliates and agents of the Agent and each Lender (each a "Lender Party") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including Attorney Costs (collectively, the "Indemnified Liabilities"), incurred by the Lender Parties or any of them as a result of, or arising out of, or relating to (i) any tender offer, merger, purchase of stock, purchase of assets (including the Purchase) or other similar transaction financed or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of any of the Loans,
(ii) the use, handling, release, emission, discharge, transportation, storage, treatment or disposal of any hazardous substance at any property owned or leased by the Company or any Subsidiary, (iii) any violation of any Environmental Laws with respect to conditions at any property owned or leased by the Company or any Subsidiary or the operations conducted thereon, (iv) the investigation, cleanup or remediation of offsite locations at which the Company or any Subsidiary or their respective predecessors are alleged to have directly or indirectly disposed of hazardous substances or (v) the execution, delivery, performance or enforcement of this Agreement or any other Loan Document by any of the Lender Parties, except for any such Indemnified Liabilities arising on account of the applicable Lender Party's gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. All obligations provided for in this Section 14.13 shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit, any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents and termination of this Agreement.

14.14
 Nonliability of Lenders. The relationship between the Company on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibility to the Company. Neither the Agent nor any Lender undertakes any responsibility to the Company to review or inform the Company or any matter in connection with any phase of the Company's business or operations. The Company agrees that neither the Agent nor any Lender shall have liability to the Company (whether sounding in tort, contract or otherwise) for losses suffered by the Company in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent nor any Lender shall have any liability with respect to, and the Company hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Company in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

14.15
Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

14.16
 WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

1.9 Revised Article 9. It is the intention of the parties hereto that the priorities and agreements herein contained continue to apply after the enactment by the various States of Revised Article 9 --Secured Transactions (with conforming amendments to Articles 1, 2, 2a, 4, 5, 6, 7 and 8) to the UCC as approved by The American Law Institute in 1998 and approved and recommended for enactment in all the States by the National Conference of Commissioners for Uniform State Laws in 1998 ("Revised Article 9") and the effectiveness of Revised Article 9 in any State. After the effectiveness of Revised Article 9 in any State governing perfection and the effect of perfection or non-perfection of a security interest in any collateral, as to such State and such collateral, (i) all section references herein to, and all defined terms used herein defined in,
Article 9 of the UCC as currently in effect shall be deemed to be to any corresponding Section or definition of Revised Article 9, and (ii) if any definition used herein by reference to Revised Article 9 is broader than the corresponding definition used in current Article 9 of the UCC, such broader definition will apply herein.

                            [SIGNATURE PAGE FOLLOWS]

                         Credit Agreement Signature Page

Delivered at Chicago, Illinois, as of the day and year first above written.

ONKYO ACQUISITION CORPORATION


By
Name: David Natan
Title: President

GMAC BUSINESS CREDIT, LLC, as Agent

By

Name: Mary C. Bookman
Title: Vice President

GMAC BUSINESS CREDIT, LLC, as Lender

By

Name: Mary C. Bookman
Title: Vice President

                                PRICING SCHEDULE

         The LIBOR Margin, the Base Rate Margin, the Non-Use Fee Rate and the LC Fee Rate shall be as set forth below:

LIBOR Margin (Revolving Loan and Term Loan A)           3% per annum

LIBOR Margin (Term Loan B)                              3.5% pr annum

Base Rate Margin (Revolving Loan and Term               1% per annum
Loan A)

Base RAte Margin (Term Loan B)                          1.5% per annum

Non-Use Fee Rate                                        0.5% per annum

LC Fee Rate                                             2.5% per annum


                                  SCHEDULE 2.1

                           LENDERS AND PRO RATA SHARES

------------------------- ---------------------------- ------------------- ------------------- -------------------

                                 Pro Rata Share

Lender                           of Revolving              Amount of        Amount of Term
                               Commitment Amount          Term Loan A            Loan B          Pro Rata Share
------------------------- ---------------------------- ------------------- ------------------- -------------------
------------------------- ---------------------------- ------------------- ------------------- -------------------

GMAC BUSINESS CREDIT,
LLC                               $20,000,000              $5,230,000          $6,000,000             100%

------------------------- ---------------------------- ------------------- ------------------- -------------------

TOTALS                            $20,000,000              $5,230,000          $6,000,000             100%
------------------------- ---------------------------- ------------------- ------------------- -------------------

                                  SCHEDULE 3.1

                             TERM LOAN INSTALLMENTS

Term Loan A ($5,230,000)
--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

Date                  Amount             Date                    Amount             Date               Amount
--------------------- ------------------ ------------------ ------------------ ------------------ ------------------
--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

October 1, 2000         $72,638.89      October 1, 2001         $72,638.89      October 1, 2002         $72,638.89
November 1, 2000        $72,638.89      November 1, 2001        $72,638.89      November 1, 2002        $72,638.89
December 1, 2000        $72,638.89      December 1, 2001        $72,638.89      December 1, 2002        $72,638.89
January 1, 2001         $72,638.89      January 1, 2002         $72,638.89      January 1, 2003         $72,638.89
February 1, 2001        $72,638.89      February 1, 2002        $72,638.89      February 1, 2003        $72,638.89
March 1, 2001           $72,638.89      March 1, 2002           $72,638.89      March 1, 2003           $72,638.89
April 1, 2001           $72,638.89      April 1, 2002           $72,638.89      April 1, 2003           $72,638.89
May 1, 2001             $72,638.89      May 1, 2002             $72,638.89      May 1, 2003             $72,638.89
June 1, 2001            $72,638.89      June 1, 2002            $72,638.89      June 1, 2003            $72,638.89
July 1, 2001            $72,638.89      July 1, 2002            $72,638.89      July 1, 2003            $72,638.89
August 1, 2001          $72,638.89      August 1, 2002          $72,638.89      August 1, 2003          $72,638.89
September 1, 2001       $72,638.89      September 1, 2002       $72,638.89      August 30, 2000      $2,614,999.96
--------------------- ------------------ ------------------ ------------------ ------------------ ------------------





Term Loan B

--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

Date                  Amount             Date                  Amount             Date               Amount
--------------------- ------------------ ------------------ ------------------ ------------------ ------------------
--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

October 1, 2000         $100,000      October 1, 2001         $150,000          October 1, 2002         $250,000
November 1, 2000        $100,000      November 1, 2001        $150,000          November 1, 2002        $250,000
December 1, 2000        $100,000      December 1, 2001        $150,000          December 1, 2002        $250,000
January 1, 2001         $100,000      January 1, 2002         $150,000          January 1, 2003         $250,000
February 1, 2001        $100,000      February 1, 2002        $150,000          February 1, 2003        $250,000
March 1, 2001           $100,000      March 1, 2002           $150,000          March 1, 2003           $250,000
April 1, 2001           $100,000      April 1, 2002           $150,000          April 1, 2003           $250,000
May 1, 2001             $100,000      May 1, 2002             $150,000          May 1, 2003             $250,000
June 1, 2001            $100,000      June 1, 2002            $150,000          June 1, 2003            $250,000
July 1, 2001            $100,000      July 1, 2002            $150,000          July 1, 2003            $250,000
August 1, 2001          $100,000      August 1, 2002          $150,000          August 1, 2003          $250,000
September 1, 2001       $100,000      September 1, 2002       $150,000          August 30, 2003         $250,000
--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

                                  SCHEDULE 9.6

                      LITIGATION AND CONTINGENT LIABILITIES

VPCHI01/#654578.3

         Litigation and Contingent Liabilities

Litigation & Contingent Matters (Onkyo America, Inc. & Onkyo America Specialty roducts, Inc.)

1)       Tricia and David Evanko v. Onkyo America, Inc.,
         Cause No: 03D02-9812-CT-268, State of Indiana,

         Bartholomew County Superior Court No.2. Claim of injury resulting from exposure to toxic fumes while servicing vending machines.

1) Following the announcement of Onkyo America's proposed acquisition of Top Source Automotive, Inc.'s ("TSA") assets from Top Source Technologies, Inc. ("TST"), NCT Group, in August 1999, raised an issue regarding provisions of a Confidentiality and/or Proprietary Information Agreement between it and TST/TSA. Since Onkyo America's acquisition of TSA's assets in October 1999, neither NCT nor its counsel has communicated further with Onkyo America.

1) Louis Melillo v. Onkyo America, Inc., Cause No: IP00-1165C Y/G, United States District Court, Southern

         District of Indiana, Indianapolis Division. Complaint involves charges of age discrimination and breach of contract by an employee that was fired.

1) Blaise Barr v. Onkyo America, Inc., Cause No. 0240990868, EEOC Charge, filed February 3, 1999. EEOC issued a dismissal of the charge on October 27, 1999. Blaise had 90 days from his receipt of the determination to file suit.

1) Debbie Claywell v. Onkyo America Inc., Indiana Civil Rights Commission Docket No. EMha98040325; EEOC

         Charge No. 24F980374, filed April 17, 1998.

1) Onkyo America terminated Michael McDermott for removing company/customer property from the workplace. Counsel for McDermott wrote requesting severance pay on January 10, 2000. Onkyo America responded denying severance pay on January 20, 2000. There has been no further communication between McDermott and Onkyo America.

1) Workers Compensation Claim No. 985-16696-42 regarding employee, Starranne M. Eubanks, for CTS right wrist injury.

1) Workers Compensation Claim No. 985-14790-42 regarding employee, Betty A. Baxter, for bilateral carpal tunnel syndrome.

1) Workers Compensation Claim No. 085-23389-AE regarding employee, Emma F. Ingram, for wrist left arm tendonitis.

1) Workers Compensation Claim No. 985-01941-AI regarding employee, Michael W. Sprague, for pain in right shoulder.

1) Workers Compensation Claim No. 085-17654-40 regarding employee, Alveina P. Roton, for a bruised hand.

1) Workers Compensation Claim No. 085-17560-35 regarding employee, Tracy L. McCoy, for left wrist pain.

1) Workers Compensation Claim No. 085-17628-24 regarding employee, Laretha J. Schroer, for right shoulder pain.

1) Workers Compensation Claim No. 016-15237AI regarding employee, Helde A. Owens, for a fractured right arm.

1) Workers Compensation Claim, Case No. 11744, regarding employee, Carol S. Adams, for pain in both hands and wrists.

1) Workers Compensation Claim No. 085-23090-37 regarding employee, Amber L. Quick, for a paraspinal muscle strain.

1) Workers Compensation Claim No. 085-23108-37 regarding employee, Brenda F. Russell, for right shoulder pain.

1) Workers Compensation Claim No. 085-24807-44 regarding employee, Donna F. Howard, for right rotator cuff strain.

1) Workers Compensation Claim No. 085-25761-29 regarding employee, Aaron Marie Ivey, for numbness in right pinky finger.

1) Workers Compensation Claim No. 085-25759-29 regarding employee, Paula S. Jones, for numbness in both hands and right shoulder pain.

1) Workers Compensation Claim, Case No. 472000, regarding employee, Monica D. Myers, for a bruise/right third digit contusion.

         Workers Compensation Claim, Case No. 482000, regarding employee, Laura L. Ball, for bruise/right thumb contusion

1) Workers Compensation Claim, Case No. 492000 regarding employee, Rob M. Bowman, for pain in both hands and wrists.

1) Workers Compensation Claim, Case No. 502000 regarding employee, Deborah K. Ballard, for bruise/right hand contusion.

1) Workers Compensation Claim, Case No. 512000 regarding employee, Kimberly D. Baker, for pain in both arms/wrists.


Litigation & Contingent Matters (Global Technovations, Inc.)

1) NCT Audio Products, Inc. has filed an arbitration proceeding against Global Technovations, Inc. before the American Arbitration Association in Wilmington, Delaware.

                                  SCHEDULE 9.8

                                  SUBSIDIARIES

                     Onkyo America Specialty Products, Inc.

                                  SCHEDULE 9.15

                              ENVIRONMENTAL MATTERS

1. Onkyo America, Inc. was issued a notice of non-compliance related to its storm water permit from the Indiana Department of Environmental Management.

1. Onkyo America, Inc. has not prepared a storm water pollution plan for a potential hydraulic fluid leak into the sump pump area in the elevator shaft.

                                  SCHEDULE 9.17

                                    INSURANCE



Exp Date      Policy Number       Type of Coverage          Carrier                 Coverage Amounts

9/15/2000       AIR630202         Commercial Package              CGU                PROPERTY:
                                                                                       Blanket Limit = $26,045,500
                                                                                       Pers Prop at Unspecified location =$100,000
                                                                                       Pers Prop in Transit = $100,000
                                                                                       Business Income & Extra Expense =$24,559,800
                                                                                       (Limits per location previously provided)
                                                                                     INLAND MARINE INSURANCE:

                                                                                     Limit
                                                                                     =
                                                                                     $1
                                                                                     Million
                                                                                     BOILER
                                                                                     &
                                                                                     MACHINERY
                                                                                     INSURANCE:

                                                                                       Limit = $1 Million

                                                                                     ORDINANCE OR LAW COVERAGE

                                                                                     Limit = $1 Million Earthquake Insurance

                                                                                     Limit per any one premises = $5 Million


                                                                                       Limit any single policy year = $5 Million

                                                                                     FLOOD INSURANCE:

                                                                                       Limit per any one premises = $5 Million

                                                                                       Limit any single policy year + $5 Million

9/15/2000       PLP0434751-01     Commercial General Liability    General Accident   General Aggregate Limit = $2 Million
9/15/2000       CCR0152363-01     Crime Insurance                 General Accident   Blanket Limit = $100,000
9/15/2000       BA0251587-01      Commercial Auto                 General Accident   Combined Single Limit = $1 Million
9/15/2000       WC0083907-02      Workers' Compensation           General Accident   Bodily Injury by Accident = $100,000/accident
9/15/2000       CC400674          Ocean Marine                    Commercial Union   Vessel Limit = $400,000
9/15/2000       CVB0112856-00     Commercial Umbrella             CGU                $5,000,000 Annual Limit of Liability
1/14/2001       90002524          Directors & Officers Liability  E-Risk Services    Limit = $1,000,000
1/14/2001       ZE 0003880        Employment Practices Liability  Pacific Insurance  Limit = $1,000,000
3/31/2001       GL-5081           Group Term Life                 Kansas City Life   1 times pay, maximum $250,000
12/31/2000      126962-0001       Group Short Term Disability     UNUM/Provident     75% of pay, weekly maximum $750
12/31/2000      126962-0002       Group Long Term Disability      UNUM/Provident     60% of pay, monthly maximum $7,500
3/31/2001       L45000-732016-98  Specific & Aggregate Stop Loss  IAO Re             $80,000 specific; 125% aggregate

                                  SCHEDULE 9.18

                                  REAL PROPERTY

VPCHI01/#654578.3

Onkyo America, Inc. owns the following:

1)       The property located at 3030 Barker Dr. Columbus, IN 47201.

1)       The Company House located at 554 Kinney Lane, Columbus, IN 47201.

Onkyo America, Inc. leases the following:

1) Standard Office Lease, dated March 9, 2000, by and between Onkyo America and North Island Federal Credit Union, for a lease term of 4 years commencing on April 15, 2000, for Suite Number 204 at 2300 Boswell Road, Chula Vista, California.

Onkyo America Specialty Products, Inc. leases the following:

VPCHI01/#654578.3

1) Standard Office Lease, dated March 9, 2000, by and between Onkyo America and North Island Federal Credit Union, for a lease term of 4 years commencing on April 15, 2000, for Suite Number 204 at 2300 Boswell Road, Chula Vista, California.

Onkyo America Specialty Products, Inc. leases the following:

1) Net Lease, dated February 10, 1995, by and between Bostick Real Estate Partnership, and Top Source Technologies, Inc., for a lease term of 5 years for the premises at 1757 Larchwood, Troy, Michigan 48083. Lease was extended via letter dated July 20, 1999, by David Natan for a period of 3 years commencing on March 1, 2000. Consent for Assignment of lease is dated September 29, 1999, by Dennis Bostick, partner of Bostick Real Estate Partnership.

                                  SCHEDULE 9.22

                                  LABOR MATTERS

                                 No exceptions.

                                  SCHEDULE 10.7

                                  EXISTING DEBT

                                                   Existing Debt

1) Second Replacement Credit Note dated February 29, 2000 (Onkyo America, Inc. and Onkyo America Specialty Products, Inc. as co-borrowers) in favor of LaSalle Bank which will be paid off at Closing.

1) First Replacement Mortgage Note dated February 29, 2000 (Onkyo America, Inc. and Onkyo America Specialty Products, Inc. as co-borrowers) in favor of LaSalle Bank which will be paid off at Closing.

1) First Replacement Term Note dated February 29, 2000 (Onkyo America, Inc. and Onkyo America Specialty Products, Inc. as co-borrowers) in favor of LaSalle Bank which will be paid off at Closing.

1) Loan Agreement dated October 26, 1998, by and between Onkyo Corporation and Onkyo America, Inc. for $1 million.

1) Royalty amounts owed by Onkyo America, Inc. to Onkyo Corporation pursuant to the Trademark License Agreement dated January 1, 1999, by and between Onkyo Corporation and Onkyo America, Inc.

                                  SCHEDULE 10.8

                                 EXISTING LIENS

VPCHI01/#654578.3

Onkyo America, Inc.

1) Security Agreement dated September 24, 1999, in favor of LaSalle Bank which will be terminated upon repayment of the debt set forth in Schedule 11.1.

1)   UCC-1  Financing  Statement  covering  copier  with  stapler/sorter   dated
     November 17, 1995 in favor of First United Leasing.

1) UCC-1 Financing Statement covering crown RR3520-45 Trucks and batteries dated April 4, 1997 in favor of CFC Investment Company.

1) UCC-1 Financing Statement covering crown RR3520-45 electric lift truck with battery & charged dated December 2, 1997 in favor of CFC Investment Company.


1)   Real  Estate  Tax  Search  for  Residential  Real  Estate in the  amount of
     $1,221.75.
Onkyo America Specialty Products, Inc.

Security Agreement dated February 29, 2000, in favor of LaSalle Bank.

Onkyo Acquisition Corporation

Subordinated Loan & Security Agreement dated August 31, 2000 by and between Onkyo Acquisition Corporation & Wilmington Trust Company & George Jeff Mennen Co-Trustees u/a dated November 25, 1970 with George S. Mennen FBO John Henry Mennen.

                                  SCHEDULE 11.1

                                DEBT TO BE REPAID

Debt to be Repaid

a) Second Replacement Credit Note dated February 29, 2000 (Onkyo America, Inc. and Onkyo America Specialty Products, Inc. as co-borrowers) in favor of LaSalle Bank.

a) First Replacement Mortgage Note dated February 29, 2000 (Onkyo America, Inc. and Onkyo America Specialty Products, Inc. as co-borrowers) in favor of LaSalle Bank.

a) First Replacement Term Note dated February 29, 2000 (Onkyo America, Inc. and Onkyo America Specialty Products, Inc. as co-borrowers) in favor of LaSalle Bank.

                                  SCHEDULE 14.3

                              ADDRESSES FOR NOTICES

ONKYO ACQUISITION CORPORATION

c/o Global Technovations, Inc.
7108 Fairway Drive, Suite 200
Palm Beach Gardens, FL 33418

Attention: William C. Willis, Jr.
Telephone: (561) 775-5756
Facsimile: (561) 775-2668

With a copy to:

Michael Harris, P.A.
1645 Palm Beach Lakes Blvd.
Suite 550
West Palm Beach, FL 33401
Telephone:  (561) 689-4441
Facsimile:  (561) 478-1817


GMAC BUSINESS CREDIT, LLC, as Agent, and a Lender

GMAC Business Credit, LLC
500 W. Madison Street

Suite 3130
Chicago, Illinois 60661
Attention: Michael Molenda
Telephone: (312) 775-7086
Facsimile: (312) 775-6006

With a copy to:

Michael A. Nemeroff, Esq.
Vedder, Price, Kaufman & Kammholz
222 North LaSalle Street
24th Floor

Chicago, IL 60601
Telephone: (312) 609-5000
Facsimile: (312) 609-5005

EXHIBIT A-1

                                                             August ____, 20000
$20,000,000             FORM OF REVOLVING NOTE                Chicago, Illinois

         The undersigned, ONKYO ACQUISITION CORPORATION, an Indiana corporation (the "Obligor"), for value received, promises to pay to the order of GMAC
BUSINESS CREDIT, LLC ("Lender") at the principal office of the Lender in Chicago, Illinois, in lawful money of the United States of America and in immediately available funds, the maximum principal amount available of Twenty Million and 00/100 Dollars ($20,000,000), or such lesser principal amount as may be outstanding to Obligor pursuant to the Credit Agreement (as hereinafter defined) with respect to the Revolving Loan, together with interest on the unpaid principal amount of this Revolving Note outstanding from time to time.

         This Revolving Note is issued pursuant to Section 3.1 of that certain Credit Agreement of even date herewith among Obligor and the Lender (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), and is entitled to the benefit and security of the Loan Documents provided for therein, to which reference is hereby made for a statement of all of the terms and conditions under which the loan evidenced hereby is made including those pursuant to which this Revolving Note may or must be paid prior to its due date or the due date if accelerated. All capitalized terms herein, unless otherwise defined, shall have the meanings ascribed to them in the Credit Agreement.

         It is understood and agreed that upon consummation of the merger transaction contemplated by the Onkyo Merger Agreement, Onkyo America, Inc., an Indiana corporation, as the surviving entity of the merger of Obligor and Onkyo America, Inc. shall be the "Obligor" hereunder as successor to the Obligor, and all references to Obligor shall thereafter be deemed to refer to and include said Onkyo America, Inc.

         The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement and, if not sooner paid in full, all unpaid principal and accrued interest shall be due and payable on August ___, 2003. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times as are specified in the Credit Agreement. Upon and after the occurrence and during the continuance of an Event of Default, this Revolving Note shall or may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, become or be declared immediately due and payable.

         Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Obligor. This Revolving Note shall be interpreted, governed by, and construed in accordance with, the laws of the State of Illinois.

ONKYO ACQUISITION CORPORATION


By:
Title:

Schedule attached to Revolving Note dated August ___, 2000 of ONKYO ACQUISITION CORPORATION payable to the order of GMAC BUSINESS CREDIT, LLC.


--------------------------------------------------------------------------------------------------------------------
Date and                Date and
Amount of               Amount of
Loan or of              Repayment or of
Conversion from         Conversion into        Interest               Unpaid                 Notation
another type of         another type of        Period Maturity        Principal              Made by
Loan                    Loan                   Date                   Balance

                                                 1.  BASE RATE LOANS



                                                   2.  LIBOR LOANS

EXHIBIT A-2

                            FORM OF TERM LOAN A NOTE

$5,230,000                                                   August ___, 2000
                                                            Chicago, Illinois

         The undersigned, ONKYO ACQUISITION CORPORATION, an Indiana corporation (the "Obligor"), for value received, promises to pay to the order of GMAC
BUSINESS CREDIT, LLC ("Lender") at the principal office of the Lender in Chicago, Illinois, in lawful money of the United States of America and in immediately available funds, the principal amount of Five Million Two Hundred Thirty Thousand and 00/100 Dollars ($5,230,000), together with interest from and after the date hereof on the unpaid principal balance of this Term Note outstanding from time to time.

         This Term Note is issued pursuant to Section 3.1 of that certain Credit Agreement of even date herewith among Obligor and the Lender (as may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), and is entitled to the benefit and security of the Loan Documents provided for therein, to which reference is hereby made for a statement of all of the terms and conditions under which the loan evidenced hereby is made including those pursuant to which this Term Note may or must be paid prior to its due date or the due date is accelerated. All capitalized terms herein, unless otherwise defined, shall have the meanings ascribed to them in the Credit Agreement.

         It is understood and agreed that upon consummation of the merger transaction contemplated by the Onkyo Merger Agreement, Onkyo America, Inc., an Indiana corporation, as the surviving entity of the merger of Obligor and Onkyo America, Inc. shall be an "Obligor" hereunder as successor to the Obligor, and all references to Obligor shall thereafter be deemed to refer to and include said Onkyo America, Inc.

         Unless otherwise required to be paid sooner pursuant to the provisions of the Credit Agreement, the principal indebtedness evidenced hereby shall be payable in installments as set forth in the Credit Agreement with a final installment of all unpaid principal and accrued interest due and payable on August __, 2003. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times as are specified in the Credit Agreement. Upon and after the occurrence and during the continuance of an Event of Default, this Term Note shall or may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, become or be declared immediately due and payable.

         Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Obligor. This Note shall be interpreted, governed by, and construed in accordance with, the laws of the State of Illinois.

ONKYO ACQUISITION CORPORATION


By:
Title:


Schedule  attached  to  Term  Loan  A Note  dated  August  ___,  2000  of  ONKYO
ACQUISITION CORPORATION payable to the order of GMAC BUSINESS CREDIT, LLC.


--------------------------------------------------------------------------------------------------------------------
Date and                Date and
Amount of               Amount of

Loan or of              Repayment or of        Interest
Conversion from         Conversion into        Period                 Unpaid                 Notation
another type of         another type of        Maturity               Principal              Made by
Loan                    Loan                   Date                   Balance


                                                 1.  BASE RATE LOANS


                                                 2.  LIBOR LOANS

EXHIBIT A-3
                            FORM OF TERM LOAN B NOTE

$6,000,000                                                  August ___, 2000
                                                           Chicago, Illinois

        The undersigned, ONKYO ACQUISITION CORPORATION, an Indiana corporation (the "Obligor"), for value received, promises to pay to the order of GMAC
BUSINESS CREDIT, LLC ("Lender") at the principal office of the Lender in Chicago, Illinois, in lawful money of the United States of America and in immediately available funds, the principal amount of Six Million and 00/100 Dollars ($6,000,000), together with interest from and after the date hereof on the unpaid principal balance of this Term Note outstanding from time to time.

         This Term Note is issued pursuant to Section 3.1 of that certain Credit Agreement of even date herewith among Obligor and the Lender (as may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), and is entitled to the benefit and security of the Loan Documents provided for therein, to which reference is hereby made for a statement of all of the terms and conditions under which the loan evidenced hereby is made including those pursuant to which this Term Note may or must be paid prior to its due date or the due date is accelerated. All capitalized terms herein, unless otherwise defined, shall have the meanings ascribed to them in the Credit Agreement.

         It is understood and agreed that upon consummation of the merger transaction contemplated by the Onkyo Merger Agreement, Onkyo America, Inc., an Indiana corporation, as the surviving entity of the merger of Obligor and Onkyo America, Inc. shall be an "Obligor" hereunder as successor to the Obligor, and all references to Obligor shall thereafter be deemed to refer to and include said Onkyo America, Inc.

         Unless otherwise required to be paid sooner pursuant to the provisions of the Credit Agreement, the principal indebtedness evidenced hereby shall be payable in installments as set forth in the Credit Agreement with a final installment of all unpaid principal and accrued interest due and payable on August __, 2003. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times as are specified in the Credit Agreement. Upon and after the occurrence and during the continuance of an Event of Default, this Term Note shall or may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, become or be declared immediately due and payable.

         Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Obligor. This Note shall be interpreted, governed by, and construed in accordance with, the laws of the State of Illinois.

ONKYO ACQUISITION CORPORATION


By:
Title:

Schedule attached to Term Loan B Note dated August ___, 2000 of ONKYO ACQUISITION CORPORATION payable to the order of GMAC BUSINESS CREDIT, LLC.



--------------------------------------------------------------------------------------------------------------------
Date and                Date and
Amount of               Amount of

Loan or of              Repayment or of        Interest
Conversion from         Conversion into        Period                 Unpaid                 Notation
another type of         another type of        Maturity               Principal              Made by
Loan                    Loan                   Date                   Balance


                                1.  BASE RATE LOANS


                                2.  LIBOR LOANS

                                    EXHIBIT B

                         FORM OF COMPLIANCE CERTIFICATE

To:               GMAC Business Credit, LLC, as Agent

         Please refer to the Credit Agreement dated as of August __, 2000 (as amended or otherwise modified from time to time, the "Credit Agreement") among ONKYO ACQUISITION CORPORATION (the "Company"), various financial institutions and GMAC Business Credit, LLC, as agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

I. Reports. Enclosed herewith is a copy of the [annual audited/quarterly/monthly] report of the Company as at _____________, ____ (the "Computation Date"), which report fairly presents in all material respects the financial condition and results of operations [(subject to the absence of footnotes and to normal year-end adjustments)] of the Company as of the Computation Date and has been prepared in accordance with GAAP consistently applied.

II. Financial Tests. The Company hereby certifies and warrants to you that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions contained in the Credit
     Agreement:

                                               [REVISE AS APPROPRIATE]

-----------------------------------------------------------------------------
A.  Section 10.6.1 - Minimum Fixed Charge Coverage Ratio


Consolidated Net Income                                                $

Plus:    Interest Expense

                           income tax expense                          $
                           depreciation                                $
                           amortization                                $
                           dividends                                   $
                           management fees                             $
Total (EBITDA)

Capital Expenditures                                                   $

Sum of (4) and (5)                                                     $

Remainder of (3) minus (6)                                             $

Cash Interest Expense                                                  $

Required payments of principal of Funded Debt (including Term Loans    $

Income Taxes Paid                                                      $_____

Sum of (8) and (9)                                                     $

Ratio of (7) to (10)                                                _____ to 1

Minimum Required                                                    _____ to 1

                                       B-3

------------------------------------------------------------------------------
Section 10.6.2 - Minimum Interest Coverage Ratio

EBITDA (from Item A(3) above)                                          $

Cash Interest Expense                                                  $

Ratio of (1) to (2)                                                 _____ to 1

Minimum required                                                    _____ to 1

Section 10.6.3 - Maximum Senior Debt to EBITDA Ratio

Senior Debt                                                            $

EBITDA (from Item A(3) above)                                          $

Ratio of (1) to (2)                                                 _____ to 1

Maximum allowed                                                     _____ to 1

Section 10.6.4 - Maximum Total Debt to EBITDA Ratio

Total Debt                                                             $

EBITDA (from Item A(3) above)                                          $

Ratio of (1) to (2)                                                 _____ to 1

Maximum allowed                                                     _____ to 1

Section 10.6.5 - Minimum EBITDA

EBITDA (from Item A(3) above)                                          $

Minimum required                                                    _____ to 1

Section 10.6.6 - Capital Expenditures

Capital Expenditures for the Fiscal Year                               $

Maximum Permitted Capital Expenditures                                 $

         The Company further certifies to you that no Event of Default or Unmatured Event of Default has occurred and is continuing.

         IN WITNESS WHEREOF, the Company has caused this Certificate to be executed and delivered by its duly authorized officer on _________, ____.

ONKYO ACQUISITION
CORPORATION

By
Title

                                    EXHIBIT C

                       FORM OF BORROWING BASE CERTIFICATE

To:      GMAC Business Credit, LLC, as Agent
         300 Galleria Officentre

         Suite 110
         Southfield, MI 48034

Ladies and Gentlemen:

         Please refer to the Credit Agreement dated as of August __, 2000 (as amended or otherwise modified from time to time, the "Credit Agreement") among ONKYO ACQUISITION CORPORATION (the "Company"), various financial institutions and GMAC Business Credit, LLC, as agent. This certificate (this "Certificate"), together with supporting calculations attached hereto, is delivered to you pursuant to the terms of the Credit Agreement. Capitalized terms used but not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

         The Company hereby certifies and warrants to the Agent and the Lenders that at the close of business on ______________, ____ (the "Calculation Date"), the Borrowing Base was $_____________, computed as set forth on the schedule attached hereto.

         IN WITNESS WHEREOF, the Company has caused this Certificate to be executed and delivered by its officer thereunto duly authorized on ___________,

------.

ONKYO ACQUISITION CORPORATION


By:
Title:

                                    EXHIBIT D

                          FORM OF ASSIGNMENT AGREEMENT

         This  Assignment   Agreement  (this  "Assignment   Agreement")  between
_____________ (the "Assignor") and _______________  (the "Assignee") is dated as of _____________, _____. The parties hereto agree as follows:

15. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

16. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of
Schedule 1 and the other Loan Documents. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

17. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Appendix I (attached hereto) has been delivered to the Agent. Such Notice of Assignment must include the consents, if any, required to be delivered to the Agent and the Company by
Section 14 of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

18. PAYMENTS OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Loans hereunder, (i) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Base Rate Loans assigned to the Assignee hereunder and (ii) with respect to each LIBOR Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (a) on the last day of the Interest Period, therefor or (b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any such LIBOR Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the "Payment Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such LIBOR Loan assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for such LIBOR Loan shall be the Effective Date, they shall agree to the interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the existing Interest Period, applicable to such LIBOR Loan (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by the Company with respect to any LIBOR Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such LIBOR Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement. In the event a prepayment of any LIBOR Loan which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Interest Period applicable to such LIBOR Loan, the Assignee shall remit to the Assignor the excess of the prepayment penalty paid with respect to the portion of such LIBOR Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment penalty was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor (i) any principal payments received from the Agent with respect to LIBOR Loans prior to the Payment Date and (ii) any amounts of interest on Loans and fees received from the Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of Base Rate Loans or fees, or the Payment Date, in the case of LIBOR Loans, and not previously paid by the Assignee to the Assignor.]1 In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

-----
         Each Assignor may insert its standard payment provisions in lieu of the payment terms included in this Exhibit.

15. FEES PAYABLE BY THE ASSIGNEE. The [Assignee shall pay to the Assignor a fee on each day on which a payment of interest or commitment fees is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or commitment fees for the period prior to the Effective Date or, in the case of LIBOR Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to Section 4 hereof). The amount of such fee shall be the difference between (i) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was ___ of 1% less than the interest rate paid by the Company or if the commitment fee was ___ of 1% less than the commitment fee paid by the Company, as applicable. In addition, the] [Assignee] [Assignor] agrees to pay a $3,500 processing fee required to be paid to the Agent in connection with this Assignment Agreement.1

16. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor, the Agent, nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the Agent a security interest in assets of the Company, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Company, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the property, books or records of the Company, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

17. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, and agrees to be bound by the terms thereof including, but not limited to, the provisions of Section 13.9.1 of the Credit Agreement, (ii) agrees that it will, independently and without reliance upon the Agent or the Assignor and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].2 1.

18. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

19. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to Section 13 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under [Sections 4, 5 and 8] hereof.

20. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced aggregate Commitment.

21. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

22.  GOVERNING  LAW.  This  Assignment   Agreement  shall  be  governed  by  and
interpreted and enforced in accordance with the internal laws (without regard to conflicts of law provisions) of the State of Illinois.

23. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

                                    * * * * *

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

[NAME OF ASSIGNOR]


By:
Name:
Title:


[NAME OF ASSIGNEE]


By:
Name:
Title:

                                   SCHEDULE 1

                             to Assignment Agreement

1.       Description and Date of Credit Agreement:

         Credit Agreement dated as of August __, 2000 among ONKYO ACQUISITION CORPORATION an Indiana corporation, the Lenders party thereto and GMAC BUSINESS CREDIT, LLC, a Delaware limited liability company, as Agent and a Lender.

2.       Date of Assignment Agreement:  ______________, ___

3.       Amounts to be Assigned (As of Date of Item 2 above):

                             Revolving Loan Facility

Total of Commitments (Loans) Under the Credit Agreement       $_______


Amount of Assigned Share of Each Facility Under the

Assignment Agreement                                          $_______

4.        Assignee's Aggregate (Loan Amount) Commitment
          Amount Purchased Hereunder:                         $_______



5.        Proposed Effective Date:                  _____________ ___, _______
          Accepted and Agreed:

[NAME OF ASSIGNOR]                                   [NAME OF ASSIGNEE]


By:                                                 By:
     Name:                                                Name:
     Title:                                               Title:

                Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

Attach Assignor's Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

                                   APPENDIX I

                             to Assignment Agreement

                                     NOTICE

                                  OF ASSIGNMENT

                                                        ____________, 20__

To:      GMAC Business Credit, LLC, as Agent
         500 W. Madison Street, Suite 3130
         Chicago, Illinois 60661
         Attention:  Michael Molenda
         Telephone: (312) 775-7086
         Facsimile:  (312) 775-6006
         Facsimile:  (248) 350-2733

         Onkyo Acquisition Corporation
         c/o Global Technovations, Inc.
         7108 Fairway Drive, Suite 200
         Palm Beach Gardens, FL 33418
         Attention: William C. Willis, Jr.
         Telephone: (561) 775-5756
         Facsimile: (561) 691-5220


--------
From:    [NAME OF ASSIGNOR] (the "Assignor")

         [NAME OF ASSIGNEE] (the "Assignee")

1. We refer to that Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

2. This Notice of Assignment (this "Notice") is given and delivered to the Loan Parties and the Agent pursuant to Section 14 of the Credit Agreement.

3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of ____________, 20___ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstandings, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1. The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any consents and fees required by Section 14 of the Credit Agreement have been delivered to the Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

4. The Assignor and the Assignee hereby give to the Loan Parties and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified in Item 5 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

5. The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $3,500 required by Section 14 of the Credit Agreement.

6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause the applicable Loan Parties to execute and deliver new Notes or, as appropriate, replacements notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Note received by it from such Loan Parties upon its receipt of a new Note in the appropriate amount.

7. The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

9. The Assignee authorizes the Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to the Loan Parties or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.

[NAME OF ASSIGNOR]                                   [NAME OF ASSIGNEE]

By:                                                           By:
Name:                                                         Name:
Title:                                                        Title:

ACKNOWLEDGED AND CONSENTED TO:


GMAC BUSINESS CREDIT, LLC,
a Delaware limited liability company

By:
Name:
Title:


----------------------------------
ONKYO ACQUISITION CORPORATION, an Indiana corporation



By:

Title:


                 [Attach photocopy of Schedule 1 to Assignment]

                     SCHEDULE TO BORROWING BASE CERTIFICATE

                         Dated as of [_________________]

------------------------------------------------------------------------------
1.   Gross Accounts Receivable                             $
------------------------------------------------------------------------------
2.   Less Ineligibles

------------------------------------------------------------------------------
------------------------------------------------------------------------------
     -   Agent's Lien Not Perfected                         $
------------------------------------------------------------------------------
------------------------------------------------------------------------------
     -   Subject to other Lien                              $
------------------------------------------------------------------------------
------------------------------------------------------------------------------
     -   Subject to Offset, etc.                            $
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     -   Account Debtor not in U.S.                         $
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     -   Sale on Approval, Sale or Return, Bill and Hold    $
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     -   Over 60 days past due or over 90 days past         $
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     -   Affiliate Receivables                              $
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     -   Foreign Receivables                                $
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     -   Receivables with respect to Account Debtors        $
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     -   Receivables of an Account Debtor                   $
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     -   Other                                              $
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     -   Total                                              $
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3.   Eligible Accounts Receivable (Item 1 minus Item 2]     $
--------------------------------------------------------------------------------
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4.   Item 3 times 85%                                       $
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5.   Gross Inventory                                       $
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6.   Less Ineligibles

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     -   Agent's Lien Not Perfected                         $------------------
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     -   Subject to other Lien                              $
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     -   Not Salable                                        $
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     -   Located off-site and no Collateral Access          $
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     -   Not located in U.S.                                $
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     -   Other                                              $
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     -   Total                                              $
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7.   Eligible Inventory [Item 5 minus Item 6]               $
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8.   Item 7 times 90%                                       $
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9.   Borrowing Base [Item 4 plus Item 8]                    $
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10.  Lesser of Item 9 and the Revolving Commitment Amount   $
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11.  Revolving Outstandings                                 $
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12.  Net Availability                                       $
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13.  Required Prepayment                                    $
     [Excess of Item 11 over Item 10]

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